AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 29, 1998

                                                      REGISTRATION NO. 333-47389
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               -----------------

                                AMENDMENT NO. 2

                                       TO
                                    FORM F-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              -----------------
                    C.W. CHEMICAL WASTE TECHNOLOGIES LIMITED
             (Exact Name of Registrant as Specified in Its Charter)
                                      N/A
                (Translation of Registrant's Name into English)

                   CYPRUS                          4953                       52-2081158
   (State or Other Jurisdiction of     (Primary Standard Industrial        (I.R.S. Employer
    Incorporation or Organization)      Classification Code Number)     Identification Number)

                                -----------------
               20 EAST 63RD STREET, 1ST FLOOR, NEW YORK, NY 10021
                                 (212) 308-7420
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                -----------------
                                 IRA H. KANARICK
            20 EAST 63RD STREET, 1ST FLOOR, NEW YORK, NEW YORK 10021
                                 (212) 308-7420
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                -----------------
                                   Copies to:

               JACK LEVY, ESQ.                              JOSEPH L. CANNELLA, ESQ.
     MORRISON COHEN SINGER & WEINSTEIN, LLP           FISCHBEIN o BADILLO o WAGNER o HARDING
 750 LEXINGTON AVENUE, NEW YORK, NEW YORK 10022     909 THIRD AVENUE, NEW YORK, NEW YORK 10022
         (212) 735-8600 (TELEPHONE)                       (212) 453-3709 (TELEPHONE)
         (212) 735-8708 (FACSIMILE)                        (212) 644-7485 (FACSIMILE)

                               -----------------
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
                              -----------------
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                        CALCULATION OF REGISTRATION FEE

================================================================================

                                                                      PROPOSED MAXIMUM
          TITLE OF EACH CLASS OF SECURITIES           AMOUNT TO BE   OFFERING PRICE PER   AGGREGATE OFFERING       AMOUNT OF
                  TO BE REGISTERED                     REGISTERED         UNIT (1)            PRICE (1)         REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
Units, each consisting of one Ordinary Share, $.10
 par value and one Class A Warrant (2) (3) .........    2,300,000         $ 5.00            $11,500,000         $  3,392.50
-------------------------------------------------------------------------------------------------------------------------------
Ordinary Shares, $.10 par value (4)(5)..............    2,300,000         $ 6.00            $13,800,000         $  4,071.00
-------------------------------------------------------------------------------------------------------------------------------
Class A Warrants (6) ...............................      250,000         $  .10            $     2,500         $      0.74
-------------------------------------------------------------------------------------------------------------------------------
Ordinary Shares, $.10 par value (5)(7)..............      250,000         $ 6.00            $ 1,500,000         $    442.50
-------------------------------------------------------------------------------------------------------------------------------
Representative's Warrant (8) .......................      150,000         $  .001           $       150                   --
-------------------------------------------------------------------------------------------------------------------------------
Units, each consisting of one Ordinary Share,
 $.10 par value and one Class A Warrant (9).........      150,000         $ 8.25            $ 1,237,500         $    365.06
-------------------------------------------------------------------------------------------------------------------------------
Ordinary Shares, $.10 par value (5)(10).............      150,000         $ 6.00            $   900,000         $    265.50
-------------------------------------------------------------------------------------------------------------------------------
Total (11) .........................................................................        $28,940,150         $   8,537.34 (12)
                                                                                            ===========         ============

================================================================================

   (1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

   (2) Each Unit offered hereby consists of one Ordinary Share, $.10 par value and one redeemable Class A Warrant. Each Class A Warrant entitles the holder thereof to purchase one Ordinary Share.

   (3) Includes 300,000 Units issuable upon exercise of the Underwriters' over-allotment option.

   (4)  Issuable upon exercise of the Class A Warrants.

   (5) Pursuant to Rule 416, this Registration Statement also covers an indeterminable number of additional Ordinary Shares issuable as a result of any future anti-dilution adjustments in accordance with the terms of the Class A Warrants.

   (6) Represents the Class A Warrants registered for resale by the selling securityholders.

   (7) Issuable upon exercise of the Class A Warrants registered for resale by the selling securityholders.

   (8) To be issued to the Representative of the Underwriters and its designees.

   (9)  Issuable upon exercise of the Representative's Warrant.

  (10) Issuable upon exercise of the Class A Warrants issuable under the Representative's Warrant.

  (11) Such registration fee is computed pursuant to Rule 457(i) under the Securities Act of 1933, as amended.

  (12)  $8,614.74  was  paid  upon  the  initial  filing  of  this  Registration
        Statement.



     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                EXPLANATORY NOTE

     This Registration Statement covers the registration of (i) up to 2,300,000 Units, including Units to cover over-allotments, if any, each Unit consisting of one Ordinary Share, $.10 par value (the "Ordinary Shares") and one redeemable Class A Warrant (the "Warrants") of C.W. Chemical Waste Technologies Limited, a Cyprus corporation (the "Company"), for sale by the Company in an underwritten public offering and (ii) an additional 250,000 Class A Warrants (the "Selling Securityholder Warrants") and 250,000 Ordinary Shares (the "Selling Securityholder Stock") issuable upon exercise of the Selling Securityholder Warrants, for resale from time to time by the selling securityholders. The Selling Securityholder Warrants and the Selling Securityholder Stock are sometimes collectively referred to herein as the "Selling Securityholder Securities."

     The complete prospectus relating to the underwritten offering follows immediately after this explanatory note. Following the prospectus for the underwritten offering are pages of the prospectus relating solely to the Selling Securityholder Securities, including alternative front and back cover pages and sections entitled "Concurrent Public Offering," "Plan of Distribution" and
"Selling   Securityholders"  to  be  used  in  lieu  of  the  sections  entitled
"Concurrent Offering" and "Underwriting" in the prospectus relating to the underwritten offering. Certain sections of the prospectus for the underwritten offering will not be used in the prospectus relating to the Selling Securityholder Securities, such as "Use of Proceeds" and "Dilution."

     Pursuant to the requirement of the Vermont Blue Sky Law and Regulations the following legend will appear on a sticker to each prospectus given to prospective Vermont investors in the Offering:

     "EACH VERMONT INVESTOR MUST HAVE A MINIMUM GROSS INCOME OF $65,000 AND MINIMUM NET WORTH, EXCLUSIVE OF HOME, HOME FURNISHINGS AND AUTOMOBILE, OF $65,000."

                  SUBJECT TO COMPLETION, DATED JULY 29, 1998


PROSPECTUS                                                       2,000,000 UNITS
                               [GRAPHIC OMITTED]

     All of the 2,000,000 units (collectively, the "Units" and each, a "Unit") offered hereby (the "Offering") are being sold by C.W. Chemical Waste Technologies Limited, a company organized and existing under the laws of Cyprus (the "Company"). Each Unit offered by the Company consists of one Ordinary Share, $.10 par value (the "Ordinary Shares") and one redeemable Class A Warrant (collectively, the "Warrants" and each, a "Warrant"). The components of the Units will be separately transferable immediately upon issuance. Each Warrant entitles the holder to purchase one Ordinary Share at an exercise price of $6.00, subject to adjustment, commencing one year after and ending on the fifth anniversary of the date of this Prospectus. The Warrants are subject to redemption by the Company at a redemption price of $.05 per Warrant, upon 30 days' written notice, commencing two years from the date hereof, provided that the closing bid price of the Ordinary Shares as reported by the National Association of Securities Dealers Automated Quotation System or on any National Securities Exchange (if the Company's Ordinary Shares are listed thereon) for any 20 consecutive business days ending ten days prior to the date of the notice of redemption averages at least $8.25 per share (subject to adjustment). See "Description of Securities."

     Prior to the Offering, there has been no public market for the Units, the Ordinary Shares or the Warrants and there can be no assurance that such a market will develop. The Company has applied for listing of the Ordinary Shares and Warrants for quotation of the Ordinary Shares and the Warrants on the Nasdaq SmallCap Market ("Nasdaq") under the symbols "CWTLF," and "CWTWF," respectively. The Units will not be listed on Nasdaq. It is anticipated that the initial public offering price will be $5.00 per Unit. The initial public offering price of the Units and the exercise price and other terms of the Warrants were arbitrarily determined by negotiation between the Company and RAS Securities Corp., the representative (the "Representative") of the several underwriters (the "Underwriters"). See "Underwriting" for a discussion of factors considered in determining the initial public offering price.

                                --------------

     THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION. SEE "RISK FACTORS" BEGINNING ON PAGE 7 AND "DILUTION."

                                --------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


================================================================================

                                           UNDERWRITING DISCOUNTS       PROCEEDS TO
                       PRICE TO PUBLIC       AND COMMISSIONS (1)        COMPANY (2)
                      -----------------   ------------------------   -----------------
Per Unit ..........   $          5.00     $         0.50             $         4.50
Total (3) .........   $ 10,000,000.00     $ 1,000,000.00             $ 9,000,000.00

================================================================================
(1) Does not include additional compensation to be received by the Representative in the form of (a) a non-accountable expense allowance equal to 2.15% ($215,000) of the aggregate initial public offering price of the Units ($247,250 if the over-allotment option is exercised in full); and (b) a warrant to the Representative to purchase up to 150,000 Units at a purchase price equal to 165% of the initial public offering price during the four years commencing one year from the date of this Prospectus (the "Representative's Warrant"). The Company has also agreed to indemnify the Underwriters and their respective control persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2) Before deducting expenses of the Offering payable by the Company estimated at $750,000 ($782,250 if the over-allotment option is exercised in full), including the Representative's non-accountable expense allowance.



(3) The Company has granted the Underwriters a 45-day option (which may be exercised by the Representative, individually) to purchase up to 300,000 additional Units on the same terms and conditions as set forth above, solely to cover over-allotments, if any. If the over-allotment option is exercised in full, the total Price to Public, Underwriting Discounts and Proceeds to Company will be $11,500,000, $1,150,000 and $10,350,000, respectively. See
    "Capitalization" and "Concurrent Offering."

                                --------------
     The registration statement of which this Prospectus is a part also covers the offering for resale by certain security holders (the "Selling Securityholders") of 250,000 Class A Warrants (the "Selling Securityholder Warrants") and 250,000 Ordinary Shares (the "Selling Securityholder Stock") issuable upon exercise of the Selling Securityholder Warrants, subject to adjustment. The Selling Securityholder Warrants and the Selling Securityholder Stock are sometimes collectively referred to herein as the "Selling Securityholder Securities." The Selling Securityholder Warrants are issuable to the Selling Securityholders upon the closing of the Offering upon the automatic conversion of warrants (the "Bridge Warrants") acquired by them in the Company's private placement completed in February 1998 (the "Bridge Financing"). See "Description of Securities."

     The Units are offered by the Underwriters on a "firm commitment" basis, when, as and if delivered to and accepted by the Underwriters and subject to their right to reject any offer in whole or in part and subject to certain other conditions. It is expected that delivery of the certificates representing the Ordinary Shares and Warrants will be made at the offices of RAS Securities Corp., 50 Broadway, New York, New York 10004, on or about ____________, 1998.

                              RAS SECURITIES CORP.

                THE DATE OF THIS PROSPECTUS IS __________, 1998.

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                     PHOTOS






  [Schematic of Phosphogypsum Treatment Process and CLM(TM) Production Process]






















     The Company intends to furnish to its shareholders and holders of the Warrants annual reports containing financial statements audited and reported on by its independent public accountants and will make available such other periodic reports as may be required by law.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE ORDINARY SHARES AND THE WARRANTS. SUCH TRANSACTIONS MAY INCLUDE THE PURCHASE OF SECURITIES FOLLOWING THE PRICING OF THE OFFERING TO COVER A SYNDICATE SHORT POSITION IN THE ORDINARY SHARES OR THE WARRANTS OR FOR THE PURPOSE OF MAINTAINING THE PRICE OF THE ORDINARY SHARES OR THE WARRANTS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" AND "PLAN OF DISTRIBUTION."

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements (including the Notes thereto) appearing elsewhere in this Prospectus. Unless otherwise indicated, the information in this Prospectus assumes no exercise of (a) the Underwriters' over-allotment option, (b) the Warrants, or (c) the Representative's Warrant.

                                  THE COMPANY


     The Company is an early-stage technology licensing company. Its primary purpose is to exploit globally a proprietary process that treats phosphogypsum, an environmentally hazardous waste by-product containing toxic components, that results from the production of phosphoric acid-based fertilizer, to render it both non-toxic and a useful product in other industries. This process (the "Phosphogypsum Treatment Process") converts the toxic phosphogypsum into an environmentally friendly material ("Processed Phosphogypsum") which can be used as basic construction material, road bed filler and filler for pigments and plastics. The Company is in the development stage and has a history of significant operating losses. See "Risk Factors."

     The Company also owns and intends to exploit a second process (the "CLM(TM) Production Process" and, together with the Phosphogypsum Treatment Process, the "Processes") which treats Processed Phosphogypsum to create a chemically reconstructed form of the material. This material may then be combined with various synthetic polymer resins and chemical hardeners to produce ceramic-like material ("CLM(TM)"). The Company is developing CLM(TM) compounds for use as floor coatings and chemical and anticorrosive coatings. CLM(TM) forms only after hardener is added, and therefore it is possible to store the chemically reconstructed form of processed phosphogypsum, potentially for shipping to satellite finishing plants, for up to three months.


     Phosphoric acid, a main ingredient in the production of fertilizers, is derived from both apatite and phosphorite ores, which are found in great abundance in many areas of the world, including Russia, China, South Africa, the Middle East, the Baltics and the United States. These areas accordingly produce a substantial portion of the world's fertilizer. When phosphoric acid is produced as the first step in the production of phosphoric acid-based fertilizer, a waste by-product called phosphogypsum is created which is considered toxic by virtue of the residual phosphoric, sulfuric and other acids which are left in the phosphogypsum. Fertilizer production creates phosphogypsum at the rate of five metric tons per metric ton of usable fertilizer. The largest 150 phosphoric fertilizer manufacturers worldwide produce approximately 35 million metric tons of phosphoric acid annually, which results in approximately 175 million metric tons of phosphogypsum. Phosphogypsum cannot be used without being treated to remove its toxic components. Some phosphate bearing ores, especially a majority of those ores found in the United States, contains an elevated level of radioactivity. At this time, regulations of the United States Environmental Protection Agency (the "EPA") prohibit the use and treatment of phosphogypsum as a result of dangers associated with the radioactive nature of phosphogypsum produced from ores mined in the United States. Of the 150 largest phosphoric fertilizer manufacturers by volume, 126 are located outside the United States, and approximately two-thirds of the world's production of such fertilizer takes place outside the United States.

     Based on discussions with a number of fertilizer producers in various countries, the Company believes that to date no other economical method of treating phosphogypsum on a large scale has been available. Fertilizer producers in most countries, including the United States, store phosphogypsum by creating artificial mountains in specially prepared landfills. These landfills not only detract from the landscape, but cause great environmental concern to the local authorities and population, and cost the fertilizer industry millions of dollars to prepare and maintain. In certain countries, phosphogypsum is stacked in mountains while in others phosphogypsum is dumped into the sea. The Phosphogypsum Treatment Process eliminates the cost of preparing and maintaining landfills and the cost of transporting the phosphogypsum for dumping into the sea, because this Process is designed to occur in a plant adjacent to or attached to existing fertilizer manufacturing plants.

     The  Company's   objective  is  to  become  a  worldwide  licensor  of  its technology,  including  the  Processes  and the  design  specifications  for the construction and operation of phosphogypsum treatment plants and CLM(TM) production plants. The Company also will conduct research to refine the properties of, and to develop further applications for, CLM(TM). The Company`s strategy is to focus its initial efforts on marketing the Phosphogypsum Treatment Process as a low-cost and environmentally sound alternative to both the storage and dumping of phosphogypsum. The Company has commenced and will continue targeting geographical areas where apatite-based phosphogypsum (essentially non-radioactive) is most plentiful and its storage is a serious economic and environmental concern. The Company intends to customize the engineering design of phosphogypsum treatment plants for different capacities of phosphogypsum and to provide technical support to each licensee throughout the construction and operation of each plant. In consideration therefor, the Company will receive licensing fees payable in specified increments. The Company believes that the construction of a phosphogypsum treatment plant to operation will take approximately 20 to 28 months, depending on the size and location of the plant. See "Business -- Licensing Arrangements."

     Although the Company's business is highly influenced by government regulations of the countries in which the Company's licensees operate, because the Company is neither a manufacturer of fertilizer and accordingly is not a producer of phosphogypsum, nor will it be an operator of a phosphogypsum treatment plant or a CLM(TM) production plant, the Company does not believe it will be subject to environmental regulations or liability relating to the manufacture, storage or treatment of phosphogypsum outside the United States. In addition, the Company's licenses provide that the licensee has sole responsibility for compliance with applicable regulations, including environmental regulations. See "Business -- Government Regulation."

     Since its inception, the Company has focused its marketing efforts on the Mediterranean, Central and Eastern Europe, North Africa and the Middle East, developing engineering solutions for the application of the patents for building phosphogypsum treatment and CLM(TM) plants, and developing value-added end uses for the Processed Phosphogypsum. In October 1997, the Company entered into a licensing agreement with a company that intends to exploit the phosphogypsum treatment technology in Poland in cooperation with a local fertilizer plant, with an option to purchase a license for the CLM(TM) production technology also for use in Poland. The Company granted a further option to this licensee to construct plants for the Processes in Greece. In November 1997, the Company entered into an agreement to license the construction of both a phosphogypsum treatment plant and CLM(TM) production plant in Israel. These initial agreements provide for licensing fees aggregating $8 million, payable over a two-year period, of which $800,000 has already been received, in addition to royalties on Processed Phosphogypsum and CLM(TM) disposed of or sold by the licensees. See "Business -- Sales and Marketing," "Business -- Licensing Arrangements" and "Notes to Financial Statements."

     The Company was incorporated in Cyprus in April 1995. The Company maintains offices at 20 East 63rd Street, New York, New York 10021, and its telephone number is (212) 308-7420. It also maintains offices at 31 Akti Moutsopoulou, 185-34 Piraeus, Greece.

                                  THE OFFERING

SECURITIES OFFERED BY THE

 COMPANY.................  2,000,000   Units,   each   Unit  consisting  of  one
                           Ordinary  Share  and  one  Warrant.  Each  Warrant is
                           exercisable  at  any  time  commencing one year after
                           and  ending  on  the fifth anniversary of the date of
                           this  Prospectus  to  purchase one Ordinary Share for
                           $6.00,  subject  to  adjustment. Commencing two years
                           from  the  date  hereof,  the Warrants are subject to
                           redemption  by  the  Company at a redemption price of
                           $.05  per  Warrant, in certain circumstances, upon 30
                           days'    written    notice.   See   "Description   of
                           Securities."



SECURITIES REGISTERED
 CONCURRENTLY BY SELLING
 SECURITYHOLDERS.........  250,000 Selling  Securityholder  Warrants and 250,000
                           Ordinary Shares issuable upon the exercise of the Selling Securityholder Warrants. See "Concurrent Offering."



ORDINARY SHARES OUTSTANDING (1)

BEFORE THE OFFERING:....   5,000,000 shares

 AFTER THE OFFERING:.....  7,000,000 shares



USE   OF  PROCEEDS.......  To repay $500,000  principal amount of 12% promissory notes  (the  "Bridge  Notes")  issued  in the  Bridge
                           Financing,   together  with  accrued  interest;   for
                           marketing, research and development, working capital and general corporate purposes. See "Use of Proceeds" and "Capitalization -- Bridge Financing."


PROPOSED NASDAQ SYMBOLS:

 ORDINARY SHARES.........  CWTLF


 CLASS A WARRANTS........  CWTWF

RISKS....................  An  investment  in the  Units,  Ordinary  Shares  and
                           Warrants   involves  a  high  degree  of  risk,   and
                           prospective investors should rea carefully the section of this Propectus entitled "Risk Factors."

-----------
(1) Excludes (i) 2,000,000 Ordinary Shares issuable upon exercise of the Warrants included in the Units offered hereby, (ii) 600,000 shares issuable upon the exercise of the Underwriters' over-allotment option and underlying Warrants, (iii) 300,000 Ordinary Shares issuable upon exercise of the Representative's Warrant and underlying Warrants, (iv) 250,000 Ordinary Shares issuable upon exercise of the Selling Securityholder Warrants, and
    (v) 500,000 Ordinary Shares reserved for issuance upon the exercise of options issuable under the Company's 1998 Stock Option Plan (the "1998 Plan"), under which no options have been granted to date. See "Capitalization" and "Management -- 1998 Stock Option Plan."

                         SUMMARY FINANCIAL INFORMATION

                                                                     CUMULATIVE FROM
                                                                      APRIL 6, 1995                 SIX MONTHS
                                                 YEAR ENDED      (DATE OF INCEPTION) TO           ENDED MARCH 31,
                                               SEPTEMBER 30,          SEPTEMBER 30,                 (UNAUDITED)
                                              ---------------   ------------------------   -----------------------------
                                                    1997                  1997                  1998            1997
                                              ---------------   ------------------------   -------------   -------------
STATEMENT OF OPERATIONS DATA:
Sales .....................................   $       --              $         --         $ 800,000       $     --
Research and development expenses .........    2,133,695                 2,133,695           509,310        465,847
Selling, general and administrative ex-
  penses ..................................      370,875                   377,375         1,106,149         97,737
Net loss ..................................   (2,504,570)               (2,511,070)         (822,175)      (563,584)
Net loss per share ........................      (125.23)                                      (0.39)        (28.18)
Shares used in computing net loss per
  share ...................................       20,000                                   2,099,560         20,000



                                                                 AT MARCH 31, 1998
                                                         ----------------------------------
                                                                    (UNAUDITED)
                                                              ACTUAL        AS ADJUSTED (1)
                                                         ---------------   ----------------
BALANCE SHEET DATA:
Cash and cash equivalents ............................    $     54,848       $  8,304,848
Total assets .........................................       4,163,332         12,413,332
Total liabilities ....................................       4,172,007          4,172,007
Deficit accumulated during development stage .........      (3,333,245)        (3,333,245)
Total shareholders' equity ...........................          (8,675)         8,241,325


-----------
(1) Adjusted to give effect to the sale of the 2,000,000 Units offered hereby at an assumed offering price of $5.00 per Unit and the receipt of the net proceeds therefrom. See "Capitalization," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Certain Transactions."

                                  RISK FACTORS

     An investment in the securities being offered hereby involves a high degree of risk and should only be made by investors who can afford the loss of their entire investment. This Prospectus contains statements involving known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance or achievements, expressed or implied by such statements. Accordingly, prospective investors should consider carefully the following risk factors, as well as all other information contained in this Prospectus, before purchasing the securities offered hereby.


     HISTORY OF OPERATING LOSSES; WORKING CAPITAL DEFICITS. The Company has experienced significant operating losses since it commenced operations in November 1996, primarily as a result of investing in the research and development of the technology that implements the Processes. The Company's accumulated deficit was ($3,333,245) at March 31, 1998 and ($2,511,070) at September 30, 1997. The Company had a working capital deficit of ($3,861,500) at September 30, 1997 and ($4,069,159) at March 31, 1998. The Company believes that the net proceeds of the Offering will be sufficient to fund its operations and the expansion of its business during the next 12 months. There can be no assurance, however, that the proceeds will be sufficient for such purposes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     UNCERTAINTY OF MARKET ACCEPTANCE. Although the Company believes that the Processes are a cost-effective solution to the global problem of phosphogypsum disposal, the technology embodied in the Processes is relatively new. To date, the Company has undertaken only limited marketing of the Processes. Successful development of a significant market for the Processes by the Company will require education, training and broad acceptance of the Processes by phosphoric acid-based fertilizer manufacturers and their governments. In addition, before the CLM(TM) Production Process can be marketed on a broad scale, further testing of CLM(TM) based products and adjustments to the chemical composition of certain of such products will be required to assure that they have the properties which will make such products commercially viable. There can be no assurance that such market acceptance of the Phosphogypsum Treatment Process can be developed or, if developed, that such acceptance can be sustained. Further, there can be no assurance that CLM(TM)-based products can be developed with characteristics that will enable them to compete in each of their intended markets, or if so developed, that market acceptance of the CLM(TM) Treatment Process can be developed or, if developed, that such acceptance can be sustained. See "Business -- Strategy" and "-- Sales and Marketing."


     UNCERTAINTY OF TECHNOLOGY. The Company has not applied its Processes and technology in full-scale plants. Although the Company believes that its technology performs the principal functions for which it has been designed, the Company has only conducted limited production of Processed Phosphogypsum and testing of the CLM(TM)-based products. It has successfully produced Processed Phosphogypsum at the rate of five metric tons per year in a pilot plant, whereas the average size of the plants to be constructed from the Company's know-how and using the Phosphogypsum Treatment Process contemplates the production of 300,000 metric tons per year. In addition, the Company's marketing and commercialization efforts are subject to all risks inherent in the development of new technologies, including unanticipated delays, expenses, technical problems or difficulties, as well as the possible insufficiency of funds to complete development satisfactorily. Consequently, although management is not aware of anything that would prevent the chemical reactions inherent in the Phosphogypsum Treatment Process from taking place on a large scale in the same manner in which they took place in the pilot plant, there can be no assurance that such technology will perform all of the functions for which it was designed on a large scale or prove to be sufficiently reliable for widespread commercial production or that CLM(TM) based products will prove to be commerically viable. See "Business -- Sales and Marketing" and "-- Research and Development."

     UNCERTAINTY OF PROTECTION OF PATENTS AND PROPRIETARY RIGHTS. The Company's success will substantially depend, on its ability to protect proprietary technologies by obtaining patents therefor and on its ability to operate without infringing the proprietary rights of third parties. Patents with respect to certain of the technologies used in the CLMTM Production Process have been granted in Poland and elsewhere, and patent applications for such technologies and for the Phosphogypsum Treatment Process have been or are expected to be filed in several other countries. Although a search of published patents conducted by the Company's patent counsel has not revealed any patents that could have priority over those of the Company or its technologies, there can be no assurance that the Company's pending patent applications will be granted, that further searches would not reveal any patent claims in conflict with any Company technology or that any patents, if granted, will afford adequate protection or not be challenged, or held invalid or otherwise unenforceable. Furthermore, no assurance can be given that any rights granted under any patent will afford the Company competitive advantages or that competing methods of processing phosphogypsum or producing commercially marketable products from processed phosphogypsum will not be developed. Nor can any assurance be given that third parties have not or will not develop technologies or products for which patent claims are made that overlap or conflict with claims made in the Company's pending patent applications, and there can be no assurance that the Company will prevail in any dispute involving priority of the Company's patent claims. See "Business -- Patents, Proprietary Technology and Trade Secrets."


     COMPETITION AND TECHNOLOGICAL CHANGE. Based on its discussions with fertilizer producers in various countries, management does not believe that there is currently being marketed any technology that is competitive with the Phosphogypsum Treatment Process and is unaware of the development of any such technology. Because the Company intends to market its technology rather than the products produced by its technology, such technology may become obsolete if other companies develop superior technology for phosphogypsum treatment or for the production of better CLM(TM) products or other products competitive with CLM(TM). In order for the Company to compete successfully in its targeted markets, its technologies will have to be and remain superior to other technologies that may be developed and will have to produce CLM(TM) products that exhibit more favorable characteristics than, and that can be produced and sold at prices competitive with, products currently in the market or that may be designed for the same purposes. There can be no assurance that the technology or the CLM(TM) products will prove competitive either on the basis of performance or price. Finally, there can be no assurance that other companies will not succeed in developing technologies or products that are more effective than those of the Company or that will render the Company's products or technologies noncompetitive or obsolete. See "Business -- Competition."

     RISKS APPLICABLE TO FOREIGN OPERATIONS. The Company's intention is to market and license its processes in countries outside of the United States where the storage and disposal of phosphogypsum is recognized as a serious problem. Foreign sales and licensing arrangements will expose the Company to certain risks, including the difficulty and expense of establishing and maintaining foreign sales channels, barriers to trade, political and economic instability, accounts receivable collection and potential fluctuations in foreign currency exchange rates. The Company may also find it difficult, if not impossible, to enforce its rights under patents or contracts in certain jurisdictions in which it may ultimately operate. Furthermore, since substantially all of the Company's assets and a number of its officers and directors are located outside the United States, any judgment obtained in the United States against the Company or its officers or directors, including any judgment obtained by any investor or prospective investor, may not be collectible in the United States. See "Business -- Sales and Marketing," "Business -- Government Regulation," and "Enforceability of Civil Liabilities."



     NO UNITED STATES MARKETS. At this time, regulations of the United States Environmental Protection Agency (the "EPA") prohibit the use and treatment of phosphogypsum in the United States (other than for research and specific soil application) based upon the radioactive content of the phosphate ores located primarily in the United States. Accordingly, the Company will not be able, at this time, either directly or through licensees, to market the Processes in the United States and must limit its marketing activities to those countries that either employ low radioactive content ore in their fertilizer production or do not have regulations similar to those of the EPA. Although the Company believes that the abundance of phosphogypsum waste in the United States is creating pressure on the EPA to develop solutions to the problem, there can be no assurance that the EPA will ever change its current regulations to allow the processing of phosphogypsum from phosphate ores currently used in the United States. See "Risk Factors -- Government Regulation and Permits," "Business -- Background" and "-- Government Regulation."


     GOVERNMENT REGULATION AND PERMITS. The construction, installation and operation of the Phosphogypsum Treatment plants and CLM(TM) Production plants may be subject to regulation by various governmental authorities in countries where the plants are to be located, including agencies with powers equivalent to those of the EPA. Delays in obtaining, or the failure to obtain, government approvals, including appropriate permits and licenses, by the Company's customers, which have the sole obligation under the Company's current standard form licensing agreement to comply with all such laws, may substantially delay or prevent the construction and installation of such plants. Such delays in obtaining, and complete failures to obtain, such approvals would impair the Company's ability to license the Processes and secure royalties for CLM products and, accordingly, would have a material adverse effect on the business, financial condition and results of operations of the Company. See "Business -- Government Regulation."

     EFFECT OF CURRENCY EXCHANGE RATE FLUCTUATIONS. The Company conducts its business in, and fees due under the Company's standard licensing agreements are to be paid in fixed amounts of, U.S. Dollars. However, fluctuations in exchange rates may affect a licensee's ability to meet its obligations under such agreements.



     GOING CONCERN QUALIFICATION IN INDEPENDENT AUDITORS' REPORT. The Company has received a report from its independent auditors that contains an explanatory paragraph with respect to the uncertainty regarding the Company's ability to continue as a going concern until the proceeds of the Offering are available. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," the "Report of Independent Auditors" and Note 1 to "Notes to Financial Statements."

     CONTROL BY INSIDERS. Upon completion of the Offering, Drofan Trading Ltd. will beneficially own 63.0% of the outstanding Ordinary Shares of the Company, and will be able to elect the Company's directors and thereby direct the policies of the Company. Drofan is owned 15% by Five Star Financial Corp. ("Five Star"), a corporation owned 100% by Erwin Herling, a former Chairman of the Board of the Company, 35% by Pacific Oaks Investments, Ltd. ("Pacific Oaks"), a corporation owned 100% by Ioannis Papaioannou, and 50% by Eastern Capital (Holdings), Limited ("Eastern"), a corporation owned 100% by George
Samios.  Mr.  Andreas  Skentzos-Kalligeris,  a  director of the Company, and Mr.
Samios are the directors of Drofan. See "Principal Shareholders" and "Description of Securities."


     BROAD DISCRETION IN APPLICATION OF PROCEEDS. A substantial portion of the net proceeds of the Offering has been allocated for working capital and will be used for such purposes as management may determine. Accordingly, management will have broad discretion with respect to the expenditure of significant portions of the net proceeds of the Offering. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of management, and purchasers of Ordinary Shares will be required to entrust their investment to such discretion and judgment based on only limited information about specific applications of the proceeds. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Use of Proceeds."


     NEED TO ATTRACT AND RETAIN KEY OFFICERS, EMPLOYEES AND CONSULTANTS. The Company is highly dependent on the services of key officers, employees and consultants as well as the other principal members of management and scientific staff of the Company. The Company has obtained "key man" life insurance in the amount of $1,000,000 for each of Ira Kanarick and Ioannis Papaioannou. The policy commences on the effective date of the Registration Statement of which this Prospectus is a part. The Company also expects to enter into two-year employment agreements with Messrs. Kanarick and Papaioannou effective August 1, 1998. The future success of the Company depends in large part upon its ability to attract and retain highly qualified personnel. The Company faces intense competition for such highly qualified personnel from other technology companies, as well as universities and nonprofit research organizations, and may have to pay higher salaries to attract and retain such personnel. There can be no assurance that sufficient qualified personnel can be hired on a timely basis or retained. The loss of such key personnel or failure to recruit additional key personnel could have a material adverse effect on the Company's business, financial condition and results of operations. See "Management."



     IMMEDIATE DILUTION. The purchasers of the Units in the Offering will incur an immediate dilution of approximately $4.30 or 88% in the pro forma per share net tangible book value of their Ordinary Shares at March 31, 1998 ($4.15 or 85% if the Underwriters' over-allotment option is exercised in full). Additional dilution to public investors, if any, may result to the extent that the Warrants or the Representative's Warrant is exercised at a time when the net tangible book value per Ordinary Share exceeds the exercise price of any such securities. See "Dilution."

     STATUS AS A PFIC, A CFC, OR AN FPHC; ABSENCE OF AN OPINION OF COUNSEL. Under the Internal Revenue Code of 1986, as amended ("Code"), the Company might be classified as a passive foreign investment company (a "PFIC"), a controlled foreign corporation (a "CFC") and/or a foreign personal holding company (an "FPHC").


     If the Company were to be characterized as a PFIC, unless an investor were to make certain tax elections, gain realized by that investor on the disposition of Ordinary Shares or Warrants and income realized from certain distributions from the Company would subject the investor to significant adverse U.S. federal income tax consequences. See "Material United States Tax Considerations -- Passive Foreign Investment Companies."

     If the Company were to be characterized either as a CFC or an FPHC, certain kinds of primarily "passive" income earned by the Company (including royalty income under certain circumstances) could subject certain of the Company's shareholders to U.S. federal income tax as if such income had been distributed by the Company to such shareholders, even if such income were not actually so distributed. See "Material United States Considerations -- Controlled Foreign Corporations" and "-- Foreign Personal Holding Company."

     Whether the Company will be classified as a PFIC will depend primarily upon the nature of its future income and assets, including whether its expected royalty income will be considered "passive" income. This, in turn, depends upon the specific nature of the business activities to be conducted by the Company, which cannot be predicted with certainty at this time. Whether the Company will be classified as a CFC or an FPHC will depend primarily upon whether significant enough amounts of its stock are owned by U.S. shareholders, which is neither currently predictable nor within the control of the Company. Accordingly, counsel has not rendered any opinion as to the status of the Company as a PFIC, a CFC or an FPHC.

     NO DIVIDENDS. The Company has not paid any dividends on its Ordinary Shares and does not expect to declare or pay any cash or other dividends in the foreseeable future. See "Dividend Policy."

     NO PUBLIC MARKET FOR SECURITIES; POSSIBLE VOLATILITY OF MARKET PRICE; ARBITRARY DETERMINATION OF OFFERING PRICE. Prior to the Offering, there has not been any market for any of the Company's securities, and there can be no assurance that an active trading market will develop or be sustained after the Offering. The initial public offering price of the Units and the exercise price and other terms of the Warrants have been determined by negotiation between the Company and the Representative and are not necessarily related to the Company's asset value, net worth, results of operations or any other criteria of value and may not be indicative of the prices that may prevail in the public market. The market prices of the Ordinary Shares and Warrants could also be subject to significant fluctuations in response to variations in the Company's development efforts, priority of the Company's intellectual property rights, government regulations, general trends in the industry and other factors, including extreme price and volume fluctuations which have been experienced by the securities markets from time to time. See "Underwriting" and "Shares Eligible for Future Sale."

     OUTSTANDING WARRANTS AND OPTIONS, EXERCISE OF REGISTRATION RIGHTS. Upon completion of the Offering, the Company will have outstanding (i) 2,550,000 Warrants (including the Warrants subject to the Underwriters' over-allotment option and the Warrants issuable upon the automatic conversion of the

Bridge Warrants) to purchase an aggregate of 2,550,000 Ordinary Shares; and (ii) the Representative's Warrant to purchase an aggregate of 300,000 Ordinary Shares, including shares issuable upon exercise of the underlying Warrants. The Company also has 500,000 Ordinary Shares reserved for issuance upon exercise of options under the 1998 Plan, none of which has been granted. Holders of such warrants and options are likely to exercise them when, in all likelihood, the Company could obtain additional capital on terms more favorable than those provided by the Warrants and options. Further, while the Warrants and options are outstanding, the Company's ability to obtain additional financing on favorable terms may be adversely affected. The holders of the Representative's Warrant have certain demand and "piggy-back" registration rights with respect to their securities. Exercise of such rights could involve substantial expense to the Company. See "Management -- Stock Option Plan," "Description of Securities" and "Underwriting."

     POTENTIAL ADVERSE EFFECT OF REDEMPTION OF WARRANTS. Commencing two years from the date of this Prospectus, the Warrants may be redeemed by the Company at a redemption price of $.05 per Warrant upon not less than 30 days' prior written notice if the closing bid price of the Ordinary Shares shall have averaged at least $8.25 per share for 20 consecutive trading days ending within ten days of the notice. Redemption of the Warrants could force the holders (i) to exercise the Warrants and pay the exercise price therefor at a time when it may be disadvantageous for the holders to do so, (ii) to sell the Warrants at the then current market price when they might otherwise wish to hold the Warrants, or
(iii) to accept the nominal redemption price which, at the time the Warrants are called for redemption, is likely to be substantially less than the market value of the Warrants. See "Description of Securities -- Warrants."


     POTENTIAL ADVERSE EFFECTS OF PREFERRED STOCK. The Company's Articles of Association authorize the issuance of shares of "blank check" preferred stock, which will have such designations, rights and preferences as may be determined from time to time by the Board of Directors provided that each such issuance is approved by the outside, disinterested members of the Company's Board of Directors who have been given access to the Company's or independent counsel at the Company's expense. Accordingly, the Board of Directors will be empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Ordinary Shares. In the event of such issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no present intention to issue any shares of preferred stock, there can be no assurance that the Company will not do so in the future. See "Description of Securities -- Preferred Stock."

     CURRENT PROSPECTUS AND STATE REGISTRATION REQUIRED TO EXERCISE WARRANTS. Holders of Warrants will be able to exercise the Warrants only if (i) a current prospectus under the Securities Act relating to the securities underlying the Warrants is then in effect and (ii) such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of Warrants reside. Although the Company has undertaken and intends to use its best efforts to maintain a current prospectus covering the securities underlying the Warrants following completion of the Offering to the extent required by federal securities laws, there can be no assurance that the Company will be able to do so. The value of the Warrants may be greatly reduced if a prospectus covering the securities issuable upon the exercise of the Warrants is not kept current or if the securities are not qualified or exempt from qualification in the states in which the holders of Warrants reside. Persons holding Warrants who reside in jurisdictions in which such securities are not qualified and in which there is no exemption will be unable to exercise their Warrants and would either have to sell their Warrants in the open market or allow them to expire unexercised. If and when the Warrants become redeemable by the terms thereof, the Company may exercise its redemption right even if it is unable to qualify the underlying securities for sale under all applicable state securities laws. See "Description of Securities -- Warrants."

     POSSIBLE DELISTING OF SECURITIES FROM THE NASDAQ STOCK MARKET. While management anticipates that the Company and the Ordinary Shares and Warrants will meet the current Nasdaq listing requirements and that the Ordinary Shares and Warrants will initially be listed on Nasdaq, there can be no assurance that the Company will meet the criteria for continued listing. Continued listing on Nasdaq will require that (i) the

Company maintain at least $2,000,000 in tangible assets, a $35,000,000 market capitalization or realize net income of at least $500,000 in two of the three prior years, (ii) there be at least 500,000 shares in the public float valued at $1,000,000 or more, (iii) there be a minimum Ordinary Share bid price of $1.00,
(iv) there be at least two active market makers in the Ordinary Shares, and (v) there be at least 300 holders thereof.

     If the Company is unable to satisfy Nasdaq's requirements, its securities may be delisted from Nasdaq. In such event, trading, if any, in the Ordinary Shares and Warrants would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or the NASD's "Electronic Bulletin Board." Consequently, the liquidity of the Company's securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, reduction in security analysts' and the news media's coverage of the Company, and lower prices for the Company's securities than might otherwise be attained.

     RISKS OF LOW-PRICED STOCK. If the Company's securities were delisted from Nasdaq, they could become subject to Rule 15g-9 under the Exchange Act which imposes additional sales practice requirements on broker-dealers that sell such securities except in transactions exempted by such Rule, including transactions meeting the requirements of Rule 505 or 506 of Regulation D under the Securities Act and transactions in which the purchaser is an institutional accredited investor (as defined) or an established customer (as defined) of the broker-dealer. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, such rule may adversely affect the ability of broker-dealers to sell the Company's securities and may adversely affect the ability of purchasers in the Offering to sell any of the securities acquired hereby in the secondary market.

     Commission regulations define a "penny stock" to be any non-Nasdaq equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

     The foregoing penny stock restrictions will not apply to the Company's securities if such securities are listed on Nasdaq and have certain price and volume information provided on a current and continuing basis or the Company meets certain minimum net tangible assets or average revenue criteria. There can be no assurance that the Company's securities will qualify for exemptions from these restrictions. In any event, even if the Company's securities were exempt from such restrictions, the Company's securities would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of a penny stock from associating with a broker-dealer or participating in a distribution of a penny stock, if the Commission finds that such a restriction would be in the public interest. If the Company's securities were subject to the rules on penny stocks, the market liquidity of the Company's securities could be severely adversely affected.


     SHARES ELIGIBLE FOR FUTURE SALE. Future sales of the Ordinary Shares by existing shareholders pursuant to Regulation S or Rule 144 under the Securities Act and pursuant to the offering by the Selling Securityholders (the "Concurrent Offering") or otherwise could have an adverse effect on the price of the Company's securities. Pursuant to the Concurrent Offering, 250,000 Selling Securityholder Warrants and the underlying 250,000 Ordinary Shares have been registered for resale concurrently with the Offering, all of which will be restricted from sale, transfer or other distribution until one year following the date of this Prospectus. Upon the sale of the 2,000,000 Units offered hereby, the Company will have outstanding 7,000,000 Ordinary Shares (7,300,000 if the Underwriters' over-allotment is exercised in full) and 2,250,000 Warrants, excluding the Warrants covered by the Representative's Warrant (2,550,000 Warrants if the Underwriters' over-allotment option is exercised in full). The Ordinary Shares and

Warrants sold in the Offering will be freely tradeable without restriction under the Securities Act, unless acquired by "affiliates" of the Company as that term is defined in the Securities Act. Of the remaining 5,000,000 Ordinary Shares, 4,975,000 were issued to "non U.S. persons," as such term is defined in
Regulation S under the Securities Act, in transactions that come within the exemption from registration under the Securities Act provided by Regulation S. Such Shares are subject to sale in any U.S. market that may develop in accordance with the provisions of Regulation S. The remaining 25,000 Ordinary Shares were issued in a transaction exempt from the registration requirements of the Securities Act pursuant to Rule 701 promulgated thereunder, and, accordingly, will be freely tradeable in any U.S. market that may develop commencing 90 days after the date hereof. However, persons holding the Ordinary Shares outstanding prior to the Offering have agreed not to sell or otherwise dispose of any securities of the Company for a period of 18 months from the date of this Prospectus without the prior written consent of the Representative. In addition, the holders of the Representative's Warrant have certain demand and "piggy-back" registration rights with respect to their securities. The exercise of such rights could involve significant expense to the Company. Sales of Ordinary Shares, or the possibility of such sales, in the public market may adversely affect the market price of the securities offered hereby. See "Concurrent Offering," "Description of Securities," "Shares Eligible for Future Sale," and "Underwriting."



     POSSIBLE RESTRICTIONS ON MARKET MAKING ACTIVITIES IN THE COMPANY'S SECURITIES. The Company believes that the Representative intends to make a market in the Company's securities and may be responsible for a substantial portion of the market making activities in such securities. Regulation M under the Exchange Act may prohibit the Representative from engaging in any market-making activities with regard to the Company's securities for the period from five business days (or such other applicable period as Regulation M may provide) prior to any solicitation by the Representative of the exercise of outstanding Warrants until the termination (by waiver or otherwise) of any right that the Representative may have to receive a fee for the exercise of Warrants following such solicitation; and any period during which the Representative, or any affiliated parties, participate in a distribution of any securities of the Company for the account of the Representative or any such affiliate. As a result, the Representative may be unable to provide a market for the Company's securities during certain periods, including while the Warrants are exercisable. Any temporary cessation of such market-making activities could have an adverse effect on the liquidity of the Company's securities. See "Underwriting."

                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of the 2,000,000 Units offered hereby, after deducting underwriting discounts and commissions and other expenses of the Offering, are estimated to be approximately $8,250,000 ($9,555,000 if the Underwriters' over-allotment option is exercised in full). The Company expects the net proceeds to be utilized as follows:


                                                          APPROXIMATE AMOUNT     APPROXIMATE PERCENTAGE
                      APPLICATION                           OF NET PROCEEDS         OF NET PROCEEDS
------------------------------------------------------   --------------------   -----------------------
   Repayment of Bridge Notes (1) .....................        $  530,000                   6.4%
   Additional Payments for the Processes (2) .........         3,450,000                  41.8%
   Research and Development ..........................         1,500,000                  18.2%
   Marketing and Sales (3) ...........................         1,500,000                  18.2%
   Expansion of existing and new offices .............        $  100,000                   1.2%
   Working Capital (4)(5) ............................         1,170,000                  14.2%
                                                              ----------                 -----
      Total ..........................................        $8,250,000                 100.0%
                                                              ==========                 =====


----------
(1) Represents the principal amount and accrued interest at the rate of 12% per annum (estimated through July 31, 1998) of Bridge Notes issued in the Bridge Financing completed in February 1998. The net proceeds of the Bridge Financing were and are being used primarily for working capital purposes, including the miscellaneous expenses of the Offering. See "Capitalization -- Bridge Financing," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Concurrent Offering."


(2) Includes $1.4 million to be paid as partial payment for the acquisition of the Phosphogypsum Treatment Process and $2.05 million to be paid as partial payment for the CLM(TM) Production Process to Herling Applied Technologies, Ltd., a company owned by Erwin Herling, a former Chairman of the Board of the Company. See "Business -- The Processes -- Technology Acquisition," "Principal Shareholder" and "Certain Transactions."

(3) Includes the costs associated with hiring personnel for and establishing the sales and marketing facilities in the United States, Greece, and Poland.

(4) Includes  general  and  administrative  expenses,   including  approximately
    $500,000 for salaries of the current executive officers during the next 12 months.



(5) Includes the repayment of $300,000 plus interest accrued thereon at the rate of 12% per annum borrowed by the Company in June and July, 1998 from independent third parties, the proceeds of which were used for general working capital.


     The foregoing represents the Company's best estimate of its allocation of the net proceeds of the Offering during the next 12 months. This estimate is based on certain assumptions, including that no events occur which would cause the Company to abandon any particular efforts, that competitive conditions remain stable, that the success of the Company's research and development activities will occur as projected, and that the Company will not enter into collaborations or joint ventures. The amounts actually expended for each purpose may vary significantly in the event any of these assumptions proves inaccurate. The Company reserves the right to change its use of proceeds, as unanticipated events may cause the Company to redirect its priorities and reallocate the proceeds accordingly.

     Any additional proceeds received upon exercise of the Underwriters' over-allotment option, Warrants or the Selling Securityholder Warrants will be added to working capital. Pending utilization, the net proceeds of the Offering will be invested in short-term, interest-bearing investments.


                                DIVIDEND POLICY

     The Company has never paid cash or other dividends on its Ordinary Shares and does not anticipate paying any such dividends in the foreseeable future. The Company currently intends to retain all earnings, if any, for use in the expansion of the Company's business. The declaration and payment of future dividends, if any, will be at the sole discretion of the Board of Directors and will depend upon the Company's profitability, financial condition, cash requirements, future prospects and other factors deemed relevant by the Board of Directors. Under Cyprus foreign exchange regulations, the Company will be able to freely remit dividends in cash or other forms to United States and foreign shareholders, and Cyprus law contains no limitations whatsoever on United States or foreign ownership of the Company's equity or other securities.

                                 CAPITALIZATION

     The following table sets forth the Capitalization of the Company as of March 31, 1998, and as adjusted to reflect the sale of the Units offered hereby. This table should be read in conjunction with the Financial Statements and the Notes thereto included elsewhere in this Prospectus.


                                                                              MARCH 31, 1998
                                                                      -------------------------------
                                                                                (UNAUDITED)
                                                                           ACTUAL       AS ADJUSTED
                                                                      --------------- ---------------
  Stockholders' equity:
   Preferred Stock, $.10 par value; 5,000,000 shares authorized, no
     shares issued and outstanding, actual and as adjusted ..........            --              --
   Ordinary Shares, $.10 par value, 20,000,000 shares authorized;
     5,000,000 shares issued and outstanding; 7,000,000 shares issued
     and outstanding as adjusted (1) ................................       500,000         700,000
     Additional paid-in capital .....................................     2,824,570      10,874,570
     Deficit accumulated during development stage ...................    (3,333,245)     (3,333,245)
                                                                         ----------      ----------
     Total shareholders' equity .....................................        (8,675)      8,241,325
                                                                          ----------      ----------
      Total capitalization ..........................................  $     (8,675)   $  8,241,325
                                                                       ============    ============

----------

(1) Excludes (i) up to 600,000 shares issuable upon exercise of the Underwriters' over-allotment option and the underlying Warrants; (ii) 2,000,000 shares issuable upon exercise of the Warrants included in the Units offered hereby; (iii) 250,000 shares issuable upon exercise of the Selling Securityholder Warrants; (iv) 300,000 shares issuable upon exercise of the Representative's Warrant and the underlying warrants; and (v) 500,000 shares reserved for issuance under the 1998 Plan, pursuant to which there are no options currently outstanding. See "Management -- Stock Option Plan," "Certain Transactions," "Description of Securities," "Underwriting" and "Concurrent Offering."



BRIDGE FINANCING


     In February 1998, the Company completed the Bridge Financing of an aggregate of $500,000 principal amount of Bridge Notes and 250,000 Bridge
Warrants. The Company paid the placement agent a fee of $50,000 and a non-accountable expense allowance of $15,000 in connection with the Bridge Financing. The Bridge Notes issued in the Bridge Financing are payable, together with accrued interest at the rate of 12% per annum, on the earlier of one year after the date of issuance or the closing of the Offering. See "Use of Proceeds."

     In connection with the Bridge Financing, the Company issued an aggregate of 250,000 Bridge Warrants. The Bridge Warrants entitle the holders thereof to purchase one Ordinary Share commencing in February 1999 but will be exchanged automatically on the closing of the Offering for Class A Warrants, each of which will be identical to the Class A Warrants included in the Units offered hereby. The Selling Securityholder Securities have been registered for resale in the Registration Statement of which this Prospectus is a part. One of the Selling Securityholders is a registered representative of the Representative. The 250,000 Class A Warrants that the Selling Securityholders are to receive upon automatic conversion of the Bridge Warrants will be restricted from sale, transfer or other disposition until one year following the date of this Prospectus. See "Concurrent Offering."

                                    DILUTION


     Dilution represents the difference between the initial public offering price paid by the purchasers in the Offering and the net tangible book value per share immediately after completion of the Offering. Net tangible book value per share represents the amount of the Company's total assets minus the amount of its intangible assets and liabilities, divided by the number of Ordinary Shares outstanding. At March 31, 1998, the Company had a net tangible book value of $(4,063,675) or $(.81) per share. After giving retroactive effect to the sale of 2,000,000 Units offered hereby, and the Company's receipt of the net proceeds therefrom, less underwriting discounts, commissions and other estimated offering expenses (anticipated to aggregate $1,750,000), and allocating $0.10 to the Warrants contained in the Units, the net tangible book value of the Company, as adjusted at March 31, 1998, would have been $4,186,325 or $.60 per share. This would result in an immediate dilution to the public investors of $4.30 per share, or 88% and an aggregate increase in the pro forma net tangible book value to present shareholders of $1.41 per share, or 124%. The following table illustrates this pro forma per share dilution:




    Public offering price per Ordinary Share .............................                  $  4.90
    Pro forma net tangible book value per share before the Offering ......     $ (0.81)
    Increase attributable to new investors ...............................        1.41
    Adjusted pro forma net tangible book value per share after the Of-
      fering .............................................................                     0.60
                                                                                            -------
    Dilution to new investors (1) ........................................                  $  4.30
                                                                                            =======


----------
(1) If the Underwriters' over-allotment option is exercised in full, the net tangible book value after the Offering would be approximately $0.75 per share, resulting in dilution to new investors in the Offering of $4.15 per share, or 85%.



     The following table summarizes the differences between existing shareholders and new investors with respect to the number of Ordinary Shares purchased from the Company, the total consideration paid to the Company and the average price per share paid by existing shareholders and by new investors:


                                     SHARES PURCHASED          TOTAL CONSIDERATION
                                  -----------------------   -------------------------
                                                                                         AVERAGE PRICE
                                     NUMBER      PERCENT        AMOUNT       PERCENT       PER SHARE
                                  -----------   ---------   -------------   ---------   --------------
Existing shareholders .........   5,000,000        71.4%    $ 3,144,570        24.3%        $ 0.63
New investors .................   2,000,000        28.6%    $ 9,800,000        75.7%        $ 4.90
                                  ---------       -----     -----------       -----         ------
   Total ......................   7,000,000       100.0%    $12,944,570       100.0%
                                  =========       =====     ===========       =====




     The foregoing table does not give effect to the exercise of the Warrants, the Representative's Warrant, the Bridge Warrants or any Warrants into which the Bridge Warrants are automatically convertible, as they are not currently exercisable. To the extent such warrants are exercised, or stock options are granted and exercised under the Company's 1998 Stock Option Plan, there will be further dilution to new investors. See "Capitalization -- Bridge Financing,"
"Management  --  Stock  Option  Plan,"   "Underwriting"   and   "Description  of
Securities."

                            SELECTED FINANCIAL DATA

     The selected financial data presented below for the year ended September 30, 1997, and the six months ended March 31, 1998 and 1997, and the balance sheet data at September 30, 1997 and March 31, 1998 have been derived from the Financial Statements of the Company. The Financial Statements of the Company, together with the notes thereto, and the report of Coopers & Lybrand, independent auditors, are included elsewhere in this Prospectus. The selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Financial Statements and related notes thereto included elsewhere in this Prospectus.


                                                                                                 SIX MONTHS ENDED
                                                                     CUMULATIVE FROM
                                                                      APRIL 6, 1995                    MARCH 31,
                                               YEAR ENDED          (DATE OF INCEPTION)     --------------------------------
                                           SEPTEMBER 30, 1997     TO SEPTEMBER 30, 1997         1998            1997
                                          --------------------   -----------------------   -------------   -------------
                                                                                                    (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Sales .................................       $         --                      --          $  800,000      $       --
Research and development expenses......          2,133,695               2,133,695             509,310         465,847
Selling, general and administrative ex-
 penses ...............................            370,875                 377,375           1,106,149          97,737
Net loss ..............................         (2,504,570)             (2,511,070)           (822,175)       (563,584)
Net loss per share ....................            (125.23)                                      (0.39)         (28.18)
Shares used in computing net loss per
 share ................................             20,000                                   2,099,560          20,000



                                                          AT SEPTEMBER 30, 1997     AT MARCH 31, 1998
                                                         -----------------------   ------------------
                                                                                       (UNAUDITED)
BALANCE SHEET DATA:
Cash and cash equivalents ............................        $         --            $     54,848
Total assets .........................................           4,055,000               4,163,332
Total liabilities ....................................           3,861,500               4,172,007
Deficit accumulated during development stage .........          (2,511,070)             (3,333,245)
Total shareholders' equity ...........................             193,500                  (8,675)

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following  discussion and analysis  should be read in conjunction  with
the  financial   statements  and  notes  thereto  appearing  elsewhere  in  this
Prospectus.



     The Company is a development stage company which intends to develop its business primarily as a licensor of technology. The Company's activities to date have been limited to the acquisition of the technology underlying the Processes and research and development activities relating thereto, and to the development of CLM products. The Company has also entered into two licensing agreements pursuant to which it has derived limited revenue. The Company's activities to date have been primarily funded by capital made available by a principal shareholder and by funds raised in a bridge financing completed in February 1998 and the $300,000 loans from third parties which were privately placed in June/July 1998. The Company anticipates that its future operations will be funded from licensing fees and royalties from the existing and new agreements. See also "Use of Proceeds."

RESULTS OF OPERATIONS

     Since the Company's inception in April 1995, it has had limited operations and, accordingly, limited sales and expenses. The Company has spent substantially all of its capital on the acquisition of technology and since such acquisition, on research and development. The Company's only sales have occurred in the three months ended December 31, 1997 during which the Company received $800,000, constituting the initial payments made under two licensing agreements.

     The Company's expenses, in addition to its organizational expenses, have mainly consisted of research and development expenditures and technology acquisition costs. During its first full year of operations ending September 30, 1997, the Company spent $2,133,695 on the research and development relating to the technology that implements the Processes. The Company also spent an additional $509,310 for research and development in the six months ended March 31, 1998, compared to $465,847 during the six months ended March 31, 1997. See also, "Business -- Strategy" and "Business -- Licensing Arrangements" for details concerning the expected future operations of the Company.

     The Company conducts its business and maintains its cash balances in U.S. dollars and, therefore, does not believe that its results of operations will be materially affected by fluctuations in foreign currencies.

LIQUIDITY AND CAPITAL RESOURCES


     The Company has funded its activities to date primarily through loans and capital contributions from principal shareholders. As of March 31, 1998, the Company had a working capital deficit of ($4,069,159). In February 1998, the Company completed the Bridge Financing which consisted of $500,000 principal amount of Bridge Notes bearing interest at an annual rate of 12% and Bridge Warrants to purchase an aggregate of 250,000 Ordinary Shares. In June and July, 1998, the Company borrowed an aggregate of $300,000 from unrelated third parties, which borrowings bear interest at an annual rate of 12% (the "June/July Loans"). The proceeds of the Bridge Financing, which were approximately $435,000 (net of $50,000 in commissions and a $15,000 expense allowance paid to the Representative for acting as placement agent and other expenses of the Bridge Financing) and the June/July Loans have been utilized by the Company for working capital purposes, including general and administrative expenses and expenses of the Offering. The Company intends to repay the principal and accrued interest on the Bridge Notes issued in the Bridge Financing and the June/July Loans with a portion of the proceeds of the Offering. See "Use of Proceeds," "Capitalization -- Bridge Financing" and "Concurrent Registration."

     Except for the Company's obligation to pay an aggregate of $3,450,000 out of the proceeds of the Offering to pay the balance of the purchase price for the technology underlying the Processes, the Company has no commitments for capital expenditures. Under employment agreements expected to be executed, the

Company will be obligated to pay two executive officers an aggregate of $270,000 over the 12 month period following the Offering under employment agreements to be executed with two executives of the Company. These funds are expected to be paid out of working capital, including working capital provided by the Offering. See "Management -- Employment Agreements" and "Certain Transactions."

     The report of the independent auditors on the Company's financial statements as of September 30, 1997 contains an explanatory paragraph regarding an uncertainty until the Offering proceeds are available with respect to the ability of the Company to continue as a going concern. However, the Company believes that the proceeds of the Offering, together with available cash, including payments due under existing licenses, will provide the necessary liquidity and capital resources to sustain its planned operations for approximately 12 to 18 months following the Offering. Under the Company's existing licensing agreements, the licensees are required to pay an aggregate of $3.2 million by November 1998. In the event that the Company's internal estimates relating to its planned expenditures prove materially inaccurate, the Company may be required to reallocate funds among its planned activities and curtail certain planned expenditures. In any event, the Company may require additional financing after such time. There can be no assurance as to the availability or terms of any required additional financing, when and if needed. In the event that the Company fails to raise any funds it requires, it may be necessary for the Company to significantly curtail its activities or cease operations. See "Use of Proceeds."

                                    BUSINESS



     The Company is an early-stage technology licensing company. Its primary purpose is to exploit globally two proprietary processes that treat phosphogypsum, a toxic, environmentally hazardous waste by-product resulting from the production of phosphoric acid-based fertilizer, to render it both non-toxic and a useful product in other industries. The Company, which was formerly known as Kadoma Trading Limited, was incorporated in Cyprus in April 1995 but did not commence operations until November 1996.


BACKGROUND

     Phosphoric acid, a main ingredient in the production of fertilizers, is derived from both apatite and phosphorite ores, minerals found in great abundance in many areas of the world, including Russia, China, South Africa, the Middle East, the Baltics and the United States. These areas produce a substantial portion of the world's fertilizer. When phosphoric acid is produced as the first step in the production of phosphoric acid-based fertilizer, a waste by-product called phosphogypsum is created which is considered toxic by virtue of the phosphoric, sulfuric and other acids that are left in the phosphogypsum. Phosphate ores and phosphoric acid derived from them, also vary as to their level of radioactive content depending on the geological formation. Some of the phosphogypsum produced from phosphate bearing ores, especially in the United States, contains an elevated level of radioactivity. Because of its other toxic components, phosphogypsum cannot be used without being treated to remove them. To date, the Company believes that no other economical method of treating phosphogypsum on a large scale has been available.

     Approximately five metric tons of phosphogypsum is produced per metric ton of phosphoric acid-based fertilizer. Fertilizer producers in most countries, including most of the countries that comprise the Company's market, as well as the United States, store phosphogypsum by creating artificial mountains in specially prepared landfills. These landfills not only detract from the landscape, but cause great environmental concern to the local authorities and population, and cost the fertilizer industry millions of dollars to prepare and maintain. The cost of preparing a site for phosphogypsum dumping is substantial, estimated to be in excess of $45 million for a landfill accommodating ten million metric tons of phosphogypsum. In certain other countries, phosphogypsum is disposed of by dumping it into the sea. The cost of this method of disposal is also expensive, as fertilizer manufacturers must provide transportation for the phosphogypsum from their plants to the dump sites, including to railroads, from railroads to seaports and from seaports to dumping sites. Whether phosphogypsum is transported to landfill sites or to sea sites, the costs of such transportation are significant and increases the cost of fertilizer production by an amount estimated to be at least $15 per ton. The Company's phosphogypsum treatment and CLM(TM) production technology, on the other hand, do not involve transportation costs, as the technology is designed for use adjacent to fertilizer manufacturing plants.

     The largest 150 phosphoric fertilizer manufacturers produce an annual total of approximately 35,000,000 metric tons of phosphoric acid, which results in approximately 175,000,000 metric tons of phosphogypsum. For reference purposes, if an average-sized Phosphogypsum Treatment plant of the Company treats 300,000 metric tons of such waste per year, 583 plants would be needed worldwide to process the phosphogypsum of such manufacturers. Consequently, the Company believes that the potential fees to the Company from the worldwide licensing of the Phosphogypsum Treatment Process alone could be substantial.



     To date, the Company uses its processes to treat waste phosphogypsum derived only from low radioactive content ore and expects to continue to do so for the foreseeable future. Neither Processed Phosphogypsum nor CLM(TM) products derived from such ore contain any significant level of radioactivity. However, the Company is aware that phosphogypsum derived from the majority of phosphate ores which are a principal component of fertilizer produced in a number of countries including the United States, contain levels of radium which exceed the levels deemed permissible for usage by the U.S. Environmental Protection Agency (the "EPA"). Although the Phosphogypsum Treatment Process re-moves the toxic components of phosphogypsum derived from phosphate ores with higher levels of radioactivity to the same extent as phosphogypsum derived from ores containing lower levels of radioactivity, it does not remove or reduce the level of radioactivity. The Company believes that it is possible to produce Processed Phosphogypsum and CLM(TM) containing levels of radioactivity that the EPA would deem acceptable, and the Company's research and development activities in this area are currently ongoing. While some success has been achieved to date, additional development and testing activities are needed to determine whether products with acceptable levels of radioactivity can be produced from phosphogypsum derived from phosphate ores with higher levels of radioactivity. In view of the perceived dangers from radioactivity, current regulations in the United States prohibit any use of this waste product.




     The markets for the Company's technology are limited primarily to those countries that either use phosphoric acid derived from an ore containing low radioactivity in their fertilizer production or do not have regulations relating to materials containing slightly elevated levels of radioactivity. Such countries account for sixty-six percent (66%) of the world's production of phosphoric acid-based fertilizer and are home to 126 of the 150 largest phosphoric fertilizer manufacturers worldwide. (Sources: World Fertilizer Plant List & Atlas -- Annex 3, 11th Edition, British Sulfur Publishing and Phosphate deposits of the world -- Volume 2, Cambridge University Press). See "Government Regulation."

THE PROCESSES

     Chemical Processes

     The Company's primary purpose is to exploit two proprietary processes that treat waste phosphogypsum to render it both non-toxic, by distilling off the residual phosphoric, sulfuric and other acids, and a useful product in other industries. The first such process (the "Phosphogypsum Treatment Process") converts the toxic phosphogypsum into an environmentally friendly material ("Processed Phosphogypsum") which can be used as basic construction material, road bed filler and filler for pigments and plastics. The raw phosphogypsum, which is a wet, sludge-like material, is fed into a rotating kiln. Complex chemical reactions take place in the kiln which neutralize the phosphogypsum and distill off all acidic components (including fluorine compounds) which are subsequently passed through a scrubber system that returns the acids to their liquid state. These acids are then reused by the fertilizer production plant. The Processed Phosphogypsum is discharged at the end of the process in a water-free powder form and is collected in special air-cooled tanks. A diagram of the Phosphogypsum Treatment Process appears on the inside front cover of this Prospectus.

     The second process (the "CLM(TM) Production Process" and, together with the Phosphogypsum Treatment Process, the "Processes") is a proprietary process discovered by Erwin Herling, former Chairman of the Company's Board of Directors, and two chemists through six years of scientific research conducted in Poland. The CLM(TM) Production Process involves treating Processed Phosphogypsum to create a chemically reconstructed form of the material which is then combined with particular synthetic polymer resins. Chemical hardeners are then added to initiate the polymerization to produce ceramic-like material ("CLM(TM)") which can be used in such compounds as floor coatings and chemical and anticorrosive coatings. Depending on the amount of hardener used and the product being created, the CLM(TM) is fully cured in five to 48 hours. Since the CLM(TM) forms only after a hardener is added and therefore it is possible to store the chemically reconstructed form of Processed Phosphogypsum, potentially for shipping to satellite finishing plants, for up to three months. A diagram of the CLM(TM) Production Process appears on the inside front cover of this Prospectus.

     Technology Acquisition


     In September 1997, the Company acquired the patents and rights to market the Phosphogypsum Treatment Process from a group of Polish inventors. Pursuant to the purchase agreement, the Company paid the inventors a down payment of $100,000 and an aggregate of 500,000 Ordinary Shares (the "Inventor Shares"). The Company is obligated to pay the inventors a further payment of $1.4 million upon completion of the Offering and intends to do so from the proceeds of the Offering. If the Company does not complete the Offering or any other initial public offering by December 1, 1998, the Company will be obligated to pay the inventors fifteen percent (15%) of the Company's annual pre-tax profits until such $1.4 million has been paid.

     In September 1997, the Company also acquired the patents to the CLM(TM) Production Process from Herling Applied Technologies, Ltd. ("HAT"), a company then owned by Erwin Herling, the former Chairman of the Board of the Company. Pursuant to the terms of the acquisition agreement, the Company paid HAT a down payment of $200,000 and is obligated to pay a further payment of $2.05 million upon the completion of the Offering. The Company intends to use a portion of the proceeds of the Offering for such further payment. If the Company does not complete the Offering or any other initial public offering by December 1, 1998, the Company will be obligated to pay HAT twenty percent (20%) of the Company's annual pre-tax profits until such $2.05 million has been paid. HAT is now owned by Pacific Oaks Investment Ltd., a corporation owned 100% by Ioannis Papaioannou, a director of the Company. See "Management," "Principal Shareholders" and "Certain Transactions."

STRATEGY


     The  Company's   objective  is  to  become  a  worldwide  licensor  of  its technology. The Company offers a complete package of technology to its prospective customers, including the Processes, basic design specifications for the phosphogypsum treatment and CLM(TM) production plants, and the methodology to adapt to local physical conditions. The Company also intends to refine the properties of, as well as to research and develop further applications for, CLM(TM). The Company`s strategy is to focus its initial efforts on marketing the Phosphogypsum Treatment Process as a low-cost and environmentally sound alternative to the current methods used to deal with waste phosphogypsum, including storing, stacking and dumping. The Company has commenced and will continue targeting geographical areas where apatite-based (essentially non-radioactive) phosphogypsum is most plentiful and its storage is a serious economic and environmental concern.

LICENSING ARRANGEMENTS

     The Company will customize the engineering and design of phosphogypsum treatment plants for different capacities and locations and will provide technical support to the licensee throughout the construction and operation of each plant. In consideration therefor, the Company will receive a licensing fee payable in specified increments. The Company believes that the construction of a phosphogypsum treatment plant to operation will take approximately 20 to 28 months depending on the size and location of the plant.

     The current terms of the Company's standard licensing arrangements with its customers for the Phosphogypsum Treatment Process technology require the customer to pay a licensing fee consisting of a ten percent (10%) down payment, a further payment of forty percent (40%) one year after signing the agreement, and a final payment of fifty percent (50%) upon completion of the plant. In addition, the licensee is required to pay a running royalty of three percent (3%) of the net sales price of any Processed Phosphogypsum sold or disposed of. Royalties will be due and payable by the licensee for the life of any Phosphogypsum Treatment Process patent in the country where the plant is located. Such fees may vary based on the size and location of the plant. The term of the Company's standard licensing arrangement commences on the effective date of the license and terminates upon expiration of the last patent (in the applicable country) covering any aspect of the Phosphogypsum Treatment Process.

     Should a customer initially decide not to license the Company's CLM(TM) Production Process technology, the Company will include in the Phosphogypsum Treatment Process licensing agreement an option to acquire the CLM(TM) technology license at the price prevailing at the time such agreement is signed. Should both licenses be obtained at the same time, the licensee will receive a thirty-three percent (33%) incentive reduction in the cost of the CLM(TM) technology license.

     The payment structure of the CLM(TM) licensing agreement is expected to parallel that of the Phosphogypsum Treatment Process license agreement. In addition, the Company's licensees will be required to make royalty payments equal to three percent (3%) of the cost of the CLM(TM) products sold from each operational plant. Royalties will be due and payable by the licensee for the life of any CLM(TM) Production Process patent in the applicable country where the plant is located. Under such license agreement, the Company will be responsible for providing and custom designing the engineering plans for the plants and for providing technical support. The Company believes that the construction of a CLM(TM) production plant to operation will take an additional 6 to 9 months. The term of the Company's standard licensing arrangement commences on the effective date of the license and terminates upon the expiration of the last patent (in the applicable country) covering any aspect of the CLM(TM) Production Process. See "-- Licensing Arrangements."

     Under the current terms of the Company's standard licensing agreements for the Processes, the obligation to comply with government regulations, including environmental regulations, is assumed solely by the licensees.

     The Company has entered into a license agreement with Hellenico Viomihania Epexergasias Phosphoricou Gypsou E.P.E. ("Hellenico"), a company that intends to exploit the Phosphogypsum Treatment Process and technology in Poland in cooperation with a local fertilizer plant. Under the agreement, Hellenico also has a 12-month option to license the CLM(TM) Production Process technology, also for use in Poland. The Company granted a further option to Hellenico to construct plants for the implementation of the Processes in Greece. The Company has also entered into a licensing agreement with Snunit Levana Gimel ("Snunit"), an Israeli fertilizer manufacturer, for the construction of a plant for both phosphogypsum treatment and CLM(TM) production in Israel. These initial agreements provide for licensing fees aggregating $8 million, payable over a two-year period, of which $800,000 has already been received, in addition to royalties on Processed Phosphogypsum and CLM(TM) disposed of by the licensees. See "Business -- Sales and Marketing," "Business -- Licensing Arrangements" and "Note 3 to Notes to Financial Statements."


APPLICATIONS OF CLM(TM)

     Altering the proportion of Processed Phosphogypsum and resins used enables the licensee to vary the final mechanical, electrical and chemical properties of the CLM(TM). Therefore, CLM(TM) can be produced in a hard solid form, in elasticized rubber-like form and in pourable liquid form. A goal of the Company is to develop CLM(TM)-based products characterized by highly desirable physical, chemical, mechanical and strength-related properties that enable the products to be used in a wide variety of potential applications. Some of the many potential applications identified to date for CLM(TM) are as follows:


   o Anticorrosive and Chemoresistant Floor, Wall and Ceiling Surfaces -- CLM(TM) can be made in almost any color enabling the production of pre-fabricated, pre-colored wall, floor and ceiling tiles and other surface materials. Since CLM(TM) has been shown to withstand UV rays, such tiles should not be prone to color fading.


   o  Non-Corrosive Paint -- The Company is producing an anti-corrosive paint of
      colored  CLM(TM).   Preliminary   testing  has  shown  such  paint  to  be
      anti-corrosive to acids and rust proof as a coating to metal surfaces.

   o Molded "Rubber" -- The Company also has a formula which results in a pliable, rubberlike compound at a lower cost than rubber or synthetic rubber. By utilizing prefabricated molds, this formulation of CLM(TM) could be made into automobile bumpers, tires that are unlikely to abrade or puncture and engine hoses that are able to withstand heat and pressure.

     These products have been subjected only to preliminary testing and further development may be required. The Company has allocated some of the proceeds of the Offering for further development of these products and for research and development of new applications for CLM(TM).

SALES AND MARKETING

     To date, the Company has conducted limited sales and marketing activities. These efforts have targeted potential plant operators and investors in regions where a large percentage of the world's fertilizer is produced including the Mediterranean, Central and Eastern Europe, North Africa and the Middle East. Although the Company has targeted potential manufacturers in the United States, at this time, regulations of the EPA prohibit the use of phosphogypsum as a result of dangers associated with the radioactive nature of phosphogypsum produced from phosphate ores with higher levels of radioactivity, which are much more prevalent in the United States. Although the Phosphogypsum Treatment Process removes the toxic components of phosphogypsum derived from phosphate ores with higher levels of radioactivity to the same extent as phosphogypsum derived from ores with low radioactivity content, it does not remove or reduce the level of radioactivity. See "Risk Factors -- No United States Market" and "-- Government Regulation." Currently, the Company has a license agreement with Hellenico, a company that intends to exploit the Phosphogypsum Treatment Process and construct a plant in Poland in cooperation with a local fertilizer plant, with an option to purchase the CLM(TM) Production Process technology for use in Poland as well. The Company granted a further option to Hellenico to construct plants for implementation of the Processes in Greece. The Company has also entered into a licensing agreement with Snunit, an Israeli fertilizer manufacturer, for the construction of a plant for both phosphogypsum treatment and CLM(TM) production. See "-- Licensing Arrangements."

     The Company will conduct its marketing and technology support from its United States headquarters and from regional centers located in Greece and to be located in Poland. The Greek center will promote the technology and perform sales and technical support to the Middle East, the eastern part of North Africa and the Balkan States. The Polish center will target Eastern and Central Europe and the countries of the Former Soviet Union. In addition, the Polish center will be responsible for small-scale research and development work. In the near future, the Company also intends to have a regional sales center in Singapore to cover Southeast Asia, China and the Indian Sub-Continent and a regional sales center in South America to cover the South American sub-continent.



     The success of the Company's sales and marketing efforts will depend primarily upon the Company's ability to foster acceptance of the Phosphogypsum Treatment Process as a low-cost alternative to stacking, storing and dumping phosphogypsum. The Company intends to educate customers as to the advantages and cost-effectiveness of the Phosphogypsum Treatment Process, including the availability in many countries of government subsidies for participants in environmental protection projects. In Europe, there are generally three types of such incentives: Technical Assistance Programs (TA), which cover up to 100% of costs related to the pre-investment stage, including feasibility studies; a subsidy for investment projects that covers between 20% and 40% of the total investment costs depending on the country and the location of the plant; and soft loans, which cover between 20% and 40% of the total investment, with respect to which up to 50% of the interest is subsidized and longer interest-free periods may be arranged. Under certain conditions, manufacturers in many countries can take advantage of all three incentives. Consequently, such incentives can dramatically reduce the cost of plant construction and equipment installation.

     The successful marketing of the Company's CLM(TM) Production Process will depend in part upon the commercial viability of CLM(TM) based products.



RESEARCH AND DEVELOPMENT


     Since its inception, the Company's research and development activities have consisted of refining the Processes, developing the design and specifications of phosphogypsum treatment plants based on the Company's proprietary technology and developing new CLM(TM)-based products. The Company has successfully produced a limited amount of Processed Phosphogypsum and CLM(TM) in a plant located in Poland. The Company continues to use this plant for limited production of Processed Phosphogypsum and CLM(TM) for its research and development activities and sales efforts, for which the Company pays a nominal per diem fee.

     In March, May and October, 1997, the Company entered into three contracts with Energo Group SA ("Energo"), a process engineering firm based in Greece, pursuant to which Energo agreed to provide certain consulting services to the Company in connection with the development of the basic engineering specifications for the phosphogypsum treatment and CLM production plants. The Company paid Energo an aggregate of $945,000 under these contracts in the year ended September 30, 1997 and an aggregate of $505,000 in the six months ended March 31, 1998. See Note 5 to "Notes to Financial Statements."

     During the year ended September 30, 1997 and the six months ended March 31, 1998, expenditures for research and development (including payments to Energo) aggregated $2,133,695 and $509,310, respectively.

     The Company's strategy is to conduct ongoing research and development activities aimed at refining the Processes and the properties of the CLM(TM) based products and identifying new applications for such products, as well as to develop new products derived from phosphogypsum. In addition, the Company intends to continue its research and development of methods of producing Processed Phosphogypsum and CLM(TM) containing acceptable levels of radioactivity for use in the United States, from phosphogypsum derived from United States phosphate ores. The Company has allocated a substantial portion of the proceeds of the Offering to its research and development efforts. See "Use of Proceeds."

PATENTS, PROPRIETARY TECHNOLOGY AND TRADE SECRETS

     The Company's success will depend, in part, on its ability to obtain patent protection for its products and technologies under foreign patent laws to preserve its trade secrets, and to operate without infringing the proprietary rights of third parties. The Company filed a patent application covering the Phosphogypsum Treatment Process in the Polish National Patent Office in June 1997. The three patent applications covering the essential aspects of the CLM(TM) Production Process were filed in the Polish National Patent Office prior to their acquisition by the Company in September 1997. Two such patent applications were filed in August 1993, and one was was filed in March 1995. Foreign counterpart applications of the CLM(TM) Polish patent applications were filed in the national patent offices of various other countries, including the countries in North America, most of Europe, South America, Asia and selected African countries. Patents covering the CLM(TM) Production Process have issued in certain countries, including Poland, Morocco, Tangiers, Taiwan and Pakistan. The Company's strategy is to pursue patent protection for several of its CLM(TM) technologies and for the Phosphogypsum Treatment Process in at least those countries worldwide that subscribe to the provisions of the Paris Convention Treaty (the "Paris Treaty") or the Patent Cooperation Treaty (the "Cooperation Treaty"). The great majority of the industrialized and developing countries of the world subscribe to one or both of these treaties. The Paris Treaty accords the benefit of the filing date of the Company's Polish patent applications (the earliest filed applications) to any patent application for such patents filed within one year of such filing date in any participating country. The Cooperation Treaty accords the benefit of such filing date to any patent application filed initially under the Cooperation Treaty within one year of such filing date, if such patent application is filed in any participating country within 18 months thereafter.

     A patent search of published  applications  or issued patents  conducted by patent counsel to the Company has discovered no patents or patent applications in conflict with those filed by the Company which could have priority over the technology covered by the Company's patents and patent applications. There can be no assurance, however, that any additional searches or review of patents identified in prior searches will not reveal outstanding patents which are in conflict with those filed by the Company, that the patent applications relating to the Company's potential technologies, including those that it may license in the future, will result in patents being issued, that any issued patents will afford adequate protection or not be challenged, opposed, held invalid or unenforceable, infringed, or circumvented, or that any rights granted thereunder will afford competitive advantages to the Company, or that competing non-infringing methods of processing phosphogypsum and producing commercially marketable products from phosphogypsum are not under development or will not be developed. Furthermore, there can be no assurance that others have not independently developed, or will not independently develop, similar products and/or technologies, for which patent claims may overlap and/or conflict with the claims pending in the Company's patent applications. In such an event, there can be no assurance that the Company can prevail over a dispute involving priority of invention or entitlement to the earliest priority date. See "Risk Factors -- Risks Applicable to Foreign Operations."

     There can be no assurance, moveover, that the validity of any of the patents ultimately held by or licensed to the Company would be upheld if challenged by others in litigation or that the Company's activities would not infringe patents owned by others. The Company could incur substantial costs in defending itself in suits brought against it, or in suits in which the Company may assert, against others, patent claims in which the Company has rights. Should the Company's technologies be found to infringe patents issued to third parties, the use of the Company's technology could be enjoined and the Company could be required to pay substantial damages. In addition, the Company could be required to obtain licenses to patents or other proprietary rights of third parties in connection with the development and use of its products and technologies. No assurance can be given that any licenses required under any such patents or proprietary rights would be made available on acceptable terms, if at all.

     The Company will also rely on trade secrets and proprietary know-how which the Company seeks to protect, in part, by confidentiality agreements with employees, consultants, advisors, and others. There can be no assurance that such employees, consultants, advisors, or others, will maintain the confidentiality of such trade secrets or proprietary information, or that the trade secrets or proprietary know-how of the Company will not otherwise become known or be independently developed by competitors in such a manner that the Company will have no practical legal recourse.

     The Company may also rely on trademarks or service marks covering its products or services, respectively. The Company intends to select and seek the registration of certain marks with which the Company hopes its products will be identified. There can be no assurance that such applications for registration will not be refused by the various trademark offices around the world, or if allowed, will not be opposed by others. Further, there can be no assurance that a Company's registered mark will not be canceled as a consequence of a cancellation procedure initiated by others or that the use of any Company mark will not infringe the trademark rights of others. The Company may need to defend itself against third party claims or enforce its own rights against accused infringers at substantial expense with no guarantee that the Company will prevail or retain its right to use a given mark.

     COMPETITION


     Management does not believe that there is currently being marketed any technology for the treatment of phosphogypsum competitive with the Phosphogypsum Treatment Process and is unaware of any such technology being developed. The Company may face competition from companies that are developing or in the future may seek to develop and market other types of phosphogypsum treatment technology and will face substantial competition from companies that sell products designed for the same uses as CLM(TM) based products. Some of these entities have significantly greater research and development capabilities, and manufacturing, marketing, financial and managerial resources than the Company. The Company believes that the cost-effectiveness of each of the Processes, combined with the fact that both Processes have the potential to turn what is otherwise a waste by-product into a revenue producing product, will enable the Company to compete with these other companies. The Company believes that the market for basic construction and filler material for which Processed Phosphogypsum can be substituted is substantial. The Company also believes that the "environmentally friendly" basis of its technology will encourage certain industrial concerns, including, but not limited to, those in the fertilizer industry, to promote the use of CLM(TM)-based products. However, there can be no assurance that the Company's technology will compete successfully with technologies that may be developed.

     The Company also competes with universities and other research institutions in the development of phosphogypsum treatment and conversion processes. There can be no assurance that others will not succeed in developing technologies that are more desirable or useful than those of the Company or that will render the Company's technologies non-competitive or obsolete.

     GOVERNMENT REGULATION

     The Company's ability to market its Processes in any country may be influenced by government regulations regarding the handling and use of phosphogypsum and the ability of prospective customers to obtain construction and other permits and approvals where required. Governmental regulation in any country in which the Company may conduct business in the future could prevent or substantially delay the marketing of the Company's Processes, cause it to undertake costly procedures and furnish a competitive advantage to more substantially capitalized companies with which it expects to compete. In addition, the extent of potentially adverse government regulations, which might arise from future administrative action or legislation, cannot be predicted.

     Currently, regulations of the EPA prohibit the use of phosphogypsum as a result of dangers associated with the radioactive nature of phosphogypsum produced from ores mined in the United States. Such radioactive ores are much more prevalent in the United States than some ores located elsewhere in the world. Accordingly, the Company will not be able, at this time, either directly or through licensees, to market the Processes in the United States. The Company does not believe, however, that such regulations prohibit the importation of CLM(TM)-based products manufactured using either phosphorite or apatite ore into the United States. Although the Company believes that the abundance of phosphogypsum waste in the United States is creating pressure on the EPA to create solutions to the problem, there can be no assurance that the EPA will ever change its current regulations to enable the Company to conduct manufacturing operations in the United States.

     The Company believes that none of the governments of Greece, Poland or Israel, the locations of operations of the fertilizer manufacturers with which the Company has existing agreements, has any laws or regulations that would prohibit or hinder the construction or operation of a Phosphogypsum Treatment plant or CLM(TM) Production plant in such country. Under the Company's standard licensing agreement, the licensee alone is obligated to comply with governmental regulations, including environmental regulations.

EMPLOYEES

     As of May 31, 1998, the Company had 12 full-time employees. One such employee is located in London, six are located in New York and five are located in Athens. The Company's future success depends, in significant part, upon the continued service of its executive officers and key personnel and its ability to attract and retain additional key personnel and a skilled sales force. Competition for such personnel is intense, and there can be no assurance that key employees can be retained or that other highly qualified sales and technical personnel can be retained in the future.

     None of the Company's employees is represented by a labor union. The Company has not experienced any work stoppages and considers its relations with its employees to be good.

FACILITIES

     The Company's executive offices are located in a building owned by an entity controlled by Erwin Herling, a former Chairman of the Board of the Company, at 20 East 63rd Street, New York, New York. The Company leases 1,200 square feet of office space in such building at a monthly rent of $5,000, which lease is on a month to month basis. See "Certain Transactions" and "Principal Shareholders."

     The  Company  also  maintains  an  office at 31 Akti  Moutsopoulou,  185-34
Piraeus, Greece, which consists of approximately 1400 square feet of office space at a monthly rent of $4,500, which lease is on a month-to-month basis.

LEGAL PROCEEDINGS

     The Company is not a party to any legal proceedings.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth the names, ages and positions of the executive officers and directors of the Company as of May 31, 1998:


NAME                                AGE                 POSITION
---------------------------------- ----- -------------------------------------
Coy Eklund (1)(3)                   82   Chairman of the Board of Directors
Ira H. Kanarick                     55   Director and Chief Executive Officer
Michael Kentas (3)                  42   Director and Chief Financial Officer
Ioannis Papaioannou (3)             42   Director and Chief Operating Officer
Thirteenels Services Ltd. (2)      N/A   Secretary
Andreas Skentzos-Kalligeris         37   Director
Joseph Baretincic (3)               67   Director
                  (3)               --   Director

----------
(1) Member of the Audit Committee.

(2) Pursuant to the laws of the Republic of Cyprus, a corporation is permitted to be the secretary of another corporation.

(3) Not currently a director. Expected to be elected a director prior to the effective date of the registration statement of which this Prospectus is a part.

     Coy Eklund was elected Chairman of the Board of Directors in 1998. He spent his entire active career, a period of 45 years, with Equitable Life Assurance Society of U.S. ("Equitable"). During such time, Mr. Eklund received numerous promotions, ultimately rising to become Equitable's President from 1973 to 1975 and then its Chairman of the Board and Chief Executive Officer from 1975 until his retirement from Equitable in 1983. Mr. Eklund continued to serve on Equitable's Board of Directors until 1987. He has been a director of Life Medical Sciences, a public company engaged in the research and development of specific types of medical and surgical pharmaceutical products, since 1994, and was a director of Insight, Inc., a public company that was engaged in the ownership and operation of television stations, from 1995 to 1996. During Mr. Eklund's career, he also served on the Board of Directors of The Bendix Companies, Burroughs and Chase Manhattan Bank. Mr. Eklund received a B.A. degree in police administration from Michigan State University.

     Ira H. Kanarick has been a director since January 15, 1998 and Chief Executive Officer since February 27, 1998. He has been employed by the Company since September 1997. From June 1994 through September 1997, Mr. Kanarick worked for various companies controlled by Erwin Herling, formerly Chairman of the Company's Board of Directors. These companies included Euroamerica Marketing Ltd., a company which buys and supplies merchandise for the home shopping television industry, and for which Mr. Kanarick served as the Head of Finance, and Herling Applied Technologies, Ltd., a company involved in the development and production of CLM(TM), for which Mr. Kanarick served as Vice President. Mr. Kanarick was a partner for more than ten years in his own accounting firm, Kanarick & Moscowitz, which he sold in 1994. Mr. Kanarick received his B.S. in accounting from New York University and is a certified public accountant.


     Mr. Kanarick was a defendant in a lawsuit brought in 1990 by his brother-in-law in which allegations of, among other things, securities fraud, were asserted in connection with investments by the brother-in-law in four private companies during the period 1975 to 1981 allegedly made at the recommendation of Mr. Kanarick. In 1993, the case was ultimately settled by the parties, while the jury verdict in favor of the brother-in-law was being appealed by both parties, in which the allegations of securities fraud were withdrawn and the judgment vacated.

     Michael  Kentas  was  elected  a  director of the Company and appointed its
Chief  Financial  Officer  in       1998.  He  has also been a consultant to the
Company since September 1997 in connection with accounting matters and the preparation of its financial statements. Mr. Kentas has been a partner at FSPG, a UK firm of chartered accountants, since August 1989. Mr. Kentas received an accounting diploma from The University of North London. Mr. Kentas was admitted as a Member of the Institute of Chartered Accountants in England and Wales in May 1986 and received his Practicing Certificate in May 1988.

     Ioannis Papaioannou has been the Chief Operating Officer, Executive Vice President and director of the Company since 1998. Dr. Papaioannou was the General Manager of Energo Group S.A., an energy and engineering consulting firm, from 1994-1997. From 1991-1993, Dr. Papaioannou was an independent consultant working in collaboration with Linnhoff March LTD (UK), an engineering company, and from 1989-1990, he was the Chief Executive Officer of General Mining and Metallurgical Company LARCO S.A., an iron mining company. Dr. Papaioannou received a degree in engineering from the National Technical University of Athens, and both an M.Sc. in advanced chemical engineering and a Ph.D. in chemical engineering from The University of Manchester Institute of Science and Technology.

     Andreas Skentzos-Kalligeris has been a director of the Company since September 1, 1996 and has also been a consultant to the Company on a continuous
basis   to   develop   its   information   systems   since   such   date.   Dr.
Skentzos-Kalligeris has been a director of and the Head of the Consultancy and Research Department of the Athens Technology Center S.A., a Greek company that designs and develops information systems technology for Greece and the European Community, since 1989. Dr. Skentzos-Kalligeris has also been a private systems management consultant for various companies since 1991. Dr. Skentzos-Kalligeris received a B.Sc. in Systems Engineering, an M.Sc. in Systems Engineering, and a Ph.D. in Chemical/Systems Engineering from the University of Manchester Institute of Science and Technology.

     Joseph Baretincic was elected a director of the Company in 1998. He served as Director of Environmental Services for IMC-Agrico's Florida chemical operations (formerly, IMC Fertilizer, Inc.) from 1978 until his retirement in August 1996. Mr. Baretincic is a Certified Environmental Auditor & Registered Environmental Manager, and, in August 1996, he testified before the EPA on behalf of The Fertilizer Institute regarding easing restrictions on the amount of phosphogypsum that may be used for research without approval from the EPA. In October 1992, the EPA's Office of Pollution Prevention and Toxics appointed Mr. Baretincic to a TSCA Dialogue Committee on Phosphoric Acid Production Wastes. Mr. Baretincic received a B.S. degree in Chemistry from the University of Pittsburgh and a Bachelor of Laws Degree from La Salle Extension University.



     [INSERT BIOGRAPHY OF NEW DIRECTOR]

     Directors serve until the next annual meeting of shareholders or until their successors are elected and qualify. Officers serve at the discretion of the Board of Directors, subject to rights, if any, under contracts of employment. See "Management -- Employment Agreements."

BOARD COMMITTEES AND DESIGNATED DIRECTORS, INDEPENDENT DIRECTORS

     The Board of Directors will have an Audit Committee, the members of which are expected to be Coy Eklund and . The Audit Committee is responsible for recommending to the Board of Directors the appointment of the Company's independent auditors, examining the results of audits, reviewing internal accounting controls and reviewing related party transactions.



     The Representative has the right to nominate a director to the Company's Board of Directors or to send a representative to board meetings at the Company's expense for a period of three years from the date of this Prospectus.

See "Underwriting."



     The Company's Board of Directors includes two "independent directors," and at least two independent directors will be maintained on the Board. An independent director is a member of the Company's Board of Directors who is not, and has not been in the prior two years, an employee or officer of the

Company or any subsidiaries that the Company may acquire, does not have any material business or professional relationship with the Company or any of its affiliates or associates and is not a promoter. A relationship is per se material where the gross revenue derived by a director exceeds 5% of the director's annual gross income from all sources during either of the prior two years or 5% of a director's net worth determined on the basis of fair market value.

DIRECTOR COMPENSATION

     After completion of the Offering, non-employee directors will receive $1,000 for each Board meeting or committee meeting attended and will be reimbursed for their expenses in attending such meetings. Directors are not precluded from serving the Company in any other capacity and receiving compensation therefor.

EXECUTIVE COMPENSATION

     No executive officer of the Company received cash compensation in excess of $100,000 during the fiscal year ended September 30, 1997.

STOCK OPTION PLAN

     The 1998 Stock Option Plan

     The Company expects to adopt its 1998 Stock Option Plan (the "1998 Plan") prior to the date of this Prospectus. The maximum number of Ordinary Shares that will be subject to options under the 1998 Plan is 500,000.

     The 1998 Plan will be administered by the Board of Directors or a Committee of the Board, which will have the power and authority under the 1998 Plan to determine which of the Company's employees, consultants and directors will receive awards, the time or times at which awards will be made, the nature and amount of the awards, the exercise or purchase price, if any, of such awards, and such other terms and conditions applicable to awards as it determines to be appropriate or advisable.



     Options granted under the 1998 Plan will be either non-qualified stock options or options intended to qualify as incentive stock options under Section 422 of the Code. The term of incentive stock options granted under the 1998 Plan will not extend beyond ten years from the date of grant (or five years in the case of a holder of more than 10% of the total combined voting power of all classes of stock of the Company on the date of grant), and the term of non-qualified options granted under the Plan will not extend beyond five years from the date of grant.

     Under the 1998 Plan, the Board of Directors will be able to establish, with respect to each option awarded, such vesting provisions as it determines to be appropriate or advisable. Unvested options will automatically terminate within a specified period of time following the termination of the holder's relationship with the Company and in no event beyond the expiration of the term of the option. All options granted under the 1998 Plan to employees of the Company may, in the discretion of the Board of Directors, become fully vested upon the occurrence of certain corporate transactions if the holders thereof are terminated in connection therewith.


     The exercise price of options granted under the 1998 Plan will be determined by the Board of Directors, but may not, (i) in the case of incentive stock options, be less than the fair market value of the Ordinary Shares on the date of grant (or, in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of stock of the Company on the date of grant, 110% of such fair market value), as determined by the Board of Directors and (ii) in the case of non-qualified stock options, be less than 85% of the fair market value of the Ordinary Shares on the date of grant.

     The Board of Directors will also be able to grant, in combination with non-qualified stock options and incentive stock options, stock appreciation rights ("Tandem SARs"), or will be able to grant Tandem SARs as an addition to outstanding non-qualified stock options. A Tandem SAR will permit the participant, in lieu of exercising the corresponding option, to elect to receive any appreciation in the value of the shares subject to such option directly from the Company in Ordinary Shares. The amount payable by the Company upon the exercise of a Tandem SAR will be measured by the difference between the market value of such shares at the time of exercise and the option exercise price. Generally, Tandem SARs will be exercisable at any time after the underlying option vests. Upon the exercise of a Tandem SAR, the corresponding portion of the related option will have to be surrendered and will not thereafter be exercised. Conversely, upon exercise of an option to which a Tandem SAR is attached, the Tandem SAR will no longer be exercisable to the extent that the corresponding option has been exercised. Nontandem stock appreciation rights ("Nontandem SARs") will also be awardable by the Board of Directors. A Nontandem SAR will permit the participant to elect to receive from the Company that number of Ordinary Shares having an aggregate market value equal to the excess of the market value of the shares covered by the Nontandem SAR on the date of exercise over the aggregate base price of such shares as determined by the Board of Directors. With respect to both Tandem and Nontandem SARs, the Board of Directors will be able to cause the Company to settle its obligations arising out of the exercise of such rights in cash or a combination of cash and shares, in lieu of issuing shares only.

     The number and class of shares available under the 1998 Plan will be adjustable by the Board of Directors to prevent dilution or enlargement of rights in the event of various changes in the capitalization of the Company. At the time of grant of any award, the Board of Directors will be able to provide that the number and class of shares issuable in connection with such award be adjusted in certain circumstances to prevent dilution or enlargement of rights.

     The Board of Directors will be able to suspend, amend, modify or terminate the 1998 Plan. However, the Company's shareholders will be required to approve any amendment that would (i) materially increase the aggregate number of shares issuable under the 1998 Plan, (ii) materially increase the benefits accruing to employees under the 1998 Plan or (iii) materially modify the requirements for eligibility to participate in the 1998 Plan. Awards made prior to the termination of the 1998 Plan shall continue in accordance with their terms following such termination. No amendment, suspension or termination of the 1998 Plan shall adversely affect the rights of an employee or consultant in awards previously granted without such employee's or consultant's consent.

     As of the date hereof, no stock options have been granted under the 1998 Plan.

OPTION GRANTS

     During the fiscal year ended September 30, 1997, no options were granted to any executive officer.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

     The Company intends to enter into indemnification agreements with each of its directors and officers after the Offering. Each such indemnification agreement will provide that the Company will indemnify the indemnitee against expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any civil or criminal action or administrative proceeding arising out of his performance of his duties as a director or officer, other than an action instituted by the director or officer. Such indemnification will be available if the indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. Each indemnification agreement will permit the director or officer that is a party thereto to bring suit to seek recovery or amounts due under the indemnification agreement and to recover the expenses of such a suit if he is successful.

     The Company's Articles of Association provide that every director and officer of the Company shall be indemnified against all costs, charges, expenses, losses and liabilities which he may incur or sustain in, about or in relation to the execution of his office and, in particular without limiting the foregoing, against any liability incurred by him in defending any proceedings in relation to the affairs of the Company in which judgment is given in his favor or in which he is acquitted or in connection with any application under the law in which relief is granted to him by the court from liability in relation to the affairs of the Company. The Company's Articles of Association also provide that the Company may purchase and maintain for any director or officer of the Company insurance against any liability which would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the Company. The Company is applying to purchase directors and officers liability insurance in the amount of $5,000,000.

KEY MAN LIFE INSURANCE

     The Company has obtained key man life insurance, of which the Company is the sole beneficiary, in the amount of $1,000,000 for each of Ira Kanarick and Ioannis Papaioannou. The policy commences on the effective date of the Registration Statement of which this Prospectus is a part.

EMPLOYMENT AGREEMENTS



     The Company will enter into a two (2) year employment agreement with each of Messrs. Ira Kanarick and Ioannis Papaioannou effective as of August 1, 1998. Such agreements provide for base annual compensation equal to $150,000 for Mr. Kanarick and $120,000 for Mr. Papaioannou. Each such agreement also provides salary increases in the second year based on increases in the United States consumer price index and for bonus compensation based on a percentage of the Company's net income before taxes. Each agreement contains customary provisions regarding benefits and restrictions on competition.

                              CERTAIN TRANSACTIONS


     Of the Company's 5,000,000 Ordinary Shares outstanding, 4,410,000 ordinary shares are owned by Drofan Trading Ltd. ("Drofan"). Drofan was owned 50% by Five Star Financial Corp. ("Five Star"), a corporation owned 100% by Erwin Herling, and 50% by Eastern Capital (Holdings) Limited, a corporation owned by George Samios. The Company has been advised that in June 1998, Five Star sold 35% of the outstanding capital of Drofan to Eastern, which in turn sold such interest to Pacific Oaks Investments, Ltd. ("Pacific Oaks"), a corporation owned 100% by Ioannis Papioannou. Mr. Herling also sold all of the outstanding capital stock of HAT to Eastern, which in turn sold the HAT capital stock to Pacific Oaks. Under the terms of the transaction as represented to the Company, the consideration is to be paid over a twelve month period and ownership of the Drofan shares and of HAT is to be transferred as payments are made. The Company is advised that the agreements provide that Drofan shares and HAT capital stock being sold will be held in escrow pending payment, and that subject to performance under the agreements, Pacific Oaks will have all rights to vote such Drofan shares.

     The Company maintains offices located in a building currently owned by an entity controlled by Erwin Herling. The Company pays rent of $5,000 per month to such entity. See "Business -- Properties."

     In  September  1997,  the  Company  acquired  the  patents  to the  CLM(TM)
Production Process from HAT, a company of which Mr. Herling is a principal. Under the terms of the transactions described above ownership of HAT will be transferred to Pacific Oaks. Mr. Kanarick was also an officer of HAT from June 1995 through September 1997. Pursuant to the terms of acquisition agreement, the Company paid HAT a down payment of $200,000 and is obligated to pay a further payment of $2.05 million upon the completion of the Offering. See "Use of Proceeds" and "Business -- The Processes." The Company has been advised by HAT that the money to be received from the Company out of the proceeds of the

Offering will be used to pay obligations of HAT, including obligations to repay amounts loaned to HAT by various investors. The Company has been further advised that none of such proceeds will be paid to Erwin Herling or any other affiliate of the Company.

     In January 1998, the Company issued 25,000 Ordinary Shares to each of (a) Ioannis Papaioannou for his services to the Company in connection with engineering matters relating to the Company's technology and (b) Andreas Skentzos-Kalligeris for his consulting services to the Company in connection with management information systems and computer programming.


     The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. The Company has adopted a policy that all future transactions, including loans and foregiveness of debt, between the Company and any of its officers, directors, principal shareholders or any of their respective affiliates will be approved by a majority of the Board of Directors and a majority of the independent and disinterested outside directors on the Board of Directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties. At the time that the transactions described above were entered into, the Company had no independent, disinterested directors who could have ratified such transactions.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of Ordinary Shares as of May 31, 1998 and as adjusted to reflect the sale of the Ordinary Shares offered hereby, with respect to (i) each person known by the Company to be the beneficial owner of more than 5% of the Ordinary Shares (ii) each of the Company's directors and nominees to become a director,
(iii) each of the Named Executive Officers and (iv) all directors and officers as a group.


                                                                                     PERCENTAGE OF TOTAL
                                                      NUMBER OF SHARES        -----------------------------------
    NAME AND ADDRESS OF BENEFICIAL OWNER (1)          BENEFICIALLY OWNED       BEFORE OFFERING     AFTER OFFERING
-----------------------------------------------   -------------------------   -----------------   ---------------
Coy Eklund ....................................           0 (3)                        --                 --
Ira H. Kanarick ...............................           0                            --                 --
Michael Kentas ................................           0                            --                 --
Ioannis Papaioannou ..........................    1,568,500 (2)(4)(6)                31.4%              22.4%
Andreas Skentzos-Kalligeris ...................      25,000 (2)(3)(4)(5)                 *                  *
Joseph Baretincic .............................           0                            --                 --
Drofan Trading Ltd. (2)(3) ....................   4,410,000                          88.2%              63.0%
 20, Clanwilliam Terrace
 Dublin 2, Ireland
Erwin Herling .................................      661,500 (2)(3)(6)              13.2%               9.4%
 Carlton Tower Place
 London SW1, England ..........................
George Samios .................................     2,205,000 (2)(3)(6)             44.1%              31.5%
 43, Vas Pavlou Street
  Palco Psychiko
  Athens, Greece ..............................
All executive officers and directors as a group
 (6 persons) ..................................        1,593,500 (7)                31.9%              22.8%

----------
 * Less than one percent

** Director nominee

(1) Except as otherwise indicated above, the address of each shareholder identified above is c/o the Company, 20 East 63rd Street, New York, NY 10021. Except as otherwise indicated in the footnotes to this table, the persons named in this table have sole voting and investment power with respect to all Ordinary Shares.



(2) Drofan Trading Ltd. ("Drofan") is owned (i) 15% by Five Star Financial Corp., a corporation owned 100% by Erwin Herling, (ii) 35% by Pacific Oaks Investment, Ltd. ("Pacific Oaks"), a corporation owned 100% by Ioannis Papaioannou. and (iii) 50% by Eastern Capital (Holdings) Limited ("Eastern"), a corporation owned 100% by George Samios. See "Certain Transactions."

(3) Mr. Skentzos-Kalligeris and Mr. Samios are currently the directors of Drofan. Mr. Herling and Mr. Skentzos-Kalligeris are the directors of Eastern. The Company is advised that at the next meeting of the Board of Directors of Eastern scheduled to take place in September 1998, Mr. Herling will resign and Mr. Samios and Mr. Eklund will become the directors of Eastern along with two additional persons unrelated to the Company. Mr. Skentzos-Kalligeris disclaims any beneficial interest in the Ordinary Shares held by Drofan.



(4) Includes 25,000 Ordinary Shares issued for services rendered to the Company. See "Certain Transactions."

(5) Does not include any Ordinary Shares owned by Drofan.

(6) Includes a pro rata portion of the shares owned by Drofan.

(7) Includes shares owned by Drofan included as beneficially owned by Mr. Papaioannou

                              CONCURRENT OFFERING

     The registration statement of which this Prospectus is a part also includes a prospectus with respect to an offering by the Selling Securityholders. The Selling Securityholders' Warrants are being issued to the Selling Securityholders as of the closing date of the Offering upon the automatic conversion of all of the Company's outstanding Bridge Warrants. These Class A Warrants are identical to the Class A Warrants included in the Units offered hereby. All of the Selling Securityholder Warrants issued upon conversion of the Bridge Warrants and the Ordinary Shares issuable upon exercise of such Class A Warrants will be registered, at the Company's expense, under the Securities Act, and the Selling Securityholder Warrants are expected to become tradeable on or about the effective date of the Offering. However, the 250,000 Class A Warrants to be issued to the Selling
Securityholders will be restricted from sale, transfer or others disposition until one year following the date of this Prospectus. The Company will not receive any proceeds from the sale of the Selling Securityholder Warrants. Sales of Selling Securityholder Warrants issued upon conversion of the Bridge Warrants or the securities underlying such Class A Warrants or even the potential of such sales could have an adverse effect on the market prices of the Units, the Ordinary Shares and the Warrants.

     There are no material relationships between any of the Selling Securityholders and the Company, nor have any such material relationships existed within the past three years. The Company has been informed by the Representative that there are no agreements between the Representative or any of the Underwriters and any Selling Securityholder regarding the distribution of the Selling Securityholder Warrants or the Selling Securityholder Shares.

     Subject to restrictions on sale, transfer or other disposition of all Selling Securityholder Securities for a period of one year from the date hereof, the sale of securitie by the Selling Securityholders may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Securityholders) in the over-the-counter market or in negotiated transactions, a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices or in negotiated transactions, a combination of such methods of sale or otherwise.

     Selling Securityholders may effect such transactions by selling their securities directly to purchasers, through broker-dealers acting as agents for the Selling Securityholders or to broker-dealers who may purchase shares as principals and thereafter sell the securities from time to time in the over-the-counter market, in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers for whom such broker-dealer may act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions).


     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Selling Securityholder Warrants may not simultaneously engage in market-making activities with respect to any securities of the Company during the applicable "cooling-off " period (at least two and possibly nine business days) prior to the commencement of such distribution. Accordingly, if the Representative becomes a market maker in the Company's securities and the Representative or any other market maker therein is engaged in a distribution of the Selling Securityholder Warrants, it will not be able to make a market in the Company's securities during the applicable restrictive period. However, the Representative has not agreed to nor is it obligated to act as a broker-dealer in the sale of the Selling Securityholder Warrants, and the Selling Securityholders may be required to sell such securities through another broker-dealer. In addition, each Selling Securityholder desiring to sell Warrants will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of the purchases and sales of the Company's securities by such Selling Securityholder.

     The Selling Securityholders and broker-dealers, if any, acting in connection with such sales might be deemed to be "underwriters" within the meaning of Section 2(l 1) of the Securities Act, and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

                            DESCRIPTION OF SECURITIES


GENERAL

     The authorized capital stock of the Company consists of 20,000,000 Ordinary Shares, $.10 par value and 5,000,000 shares of "blank check" preferred stock, $.10 par value (the "Preferred Stock"). All of the outstanding Ordinary Shares and Warrants of the Company are held by a small number of shareholders, and there is currently no public market for either security.

ORDINARY SHARES

     Holders of Ordinary Shares are entitled to dividends, pro rata based on the number of shares held, when, as and if declared by the Board of Directors, from funds legally available therefor subject to the rights of holders of Preferred Stock when, and if, issued. In the case of dividends or other distributions payable in stock of the Company, including distributions pursuant to stock splits or divisions of stock of the Company, only Ordinary Shares will be distributed with respect to Ordinary Shares. In the event of liquidation, dissolution or winding up of the affairs of the Company, all assets and funds of the Company remaining after the payment to creditors and to holders of preferred stock shall be distributed, pro rata, among the holders of the Ordinary Shares. Holders of Ordinary Shares are not entitled to preemptive, subscription, cumulative voting or conversion rights, and there are no redemption or sinking fund provisions applicable to the Ordinary Shares. All Ordinary Shares to be offered by the Company hereby, when issued, will be fully paid and non-assessable and no personal liability will attach thereto.

     There are no governmental laws, decrees or regulations in Cyprus that restrict the export or import of capital, including, but not limited to, foreign exchange controls, or that affect the remittance of dividends, interest or other payments to non-resident holders of the Ordinary Shares.

     There are no limitations on the right of non-resident or foreign owners to hold or vote the Ordinary Shares imposed by law or by the charter or other constituent documents of the Company.

WARRANTS

     Each Warrant entitles the holder to purchase for $6.00 one Ordinary Share, subject to adjustment, at any time commencing one year after and ending on the fifth anniversary of the date of this Prospectus. The Warrants are subject to redemption by the Company at a redemption price of $.05 per Warrant, upon 30 days' written notice, commencing two years from the date hereof, provided that the closing bid price of the Ordinary Shares in the over-the-counter market as reported by National Association of Securities Dealers Automated Quotation System or the closing bid price on any National Stock Exchange (if the Company's Ordinary Shares are listed thereon) for any 20 consecutive business days ending 10 days prior to the date of the notice of redemption averages at least $8.25 per share (subject to adjustment). All Warrants must be redeemed if any are redeemed.

REPRESENTATIVE'S WARRANT

     The Company has agreed to grant to the Representative and/or its designees, upon the closing of the Offering, the Representative's Warrant to purchase up to 150,000 Units. These Units will be identical to the Units offered hereby. The Representative's Warrant is exercisable for a four (4) year period commencing one year after the date of this Prospectus at an exercise price of $8.25 per Unit (165% of the Offering price) subject to adjustment in certain events to protect against dilution. The holders of the Representative's Warrant will have certain demand and piggyback registration rights. See "Underwriting."

PREFERRED STOCK

     The Company is authorized to issue up to 5,000,000 shares of preferred stock (the "Preferred Stock"). The Board of Directors has the authority to issue Preferred Stock in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights and terms of redemption (including sinking fund provisions) and liquidation preferences, without further vote or action by the shareholders, provided that the issuance of any Preferred Stock is approved by a majority of the outside, disinterested members of the Company's Board of Directors who have been given access to the Company's or independent counsel at the Company's expense. If shares of Preferred Stock with voting rights are issued, such issuance could affect the voting rights of the holders of the Company's Ordinary Shares by increasing the number of outstanding shares having voting rights, and by the creation of class or series voting rights. If the Board of Directors authorizes the issuance of shares of Preferred Stock with conversion rights, the number of Ordinary Shares outstanding could potentially be increased by up to the authorized amount. Issuance of Preferred Stock could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company and may adversely affect the rights of holders of Ordinary Shares. Also, Preferred Stock could have preferences over the Ordinary Shares (and other series of preferred stock) with respect to dividend and liquidation rights. The Company currently has no plans to issue any Preferred Stock.

TRANSFER AGENT AND REGISTRAR

     Continental Stock Transfer & Trust Company, New York, NY, serves as Transfer Agent for the Ordinary Shares and Warrant Agent for the Warrants.

                       CERTAIN CYPRUS TAX CONSIDERATIONS

     Cyprus does not impose any taxation, including withholding taxes, on United States holders of the Ordinary Shares or Warrants.



     An income tax treaty is currently in effect between Cyprus and the United States (the "Treaty"). Among other things, the Treaty would, under many circumstances, reduce the U.S. rate of tax on U.S. source interest paid to Cyprus residents from 30% to 10%; would reduce the rate on U.S. source dividends paid to Cyprus residents from 30% to 15% (or 5% if the recipient were a Cyprus corporation owning at least 10% of the voting stock of the payor, and certain other requirements were met); and would exempt from U.S. tax the industrial or commercial profits of a Cyprus resident except to the extent such industrial or commercial profits were attributable to a permanent establishment maintained by it in the U.S. However, the taxation relief provisions of the Treaty do not apply to a Cyprus corporation unless (a) more than 75% of the corporation's shares (of each class) are owned directly or indirectly by individuals resident in Cyprus (the "Resident Ownership Test"), and (b) its gross income is not used in substantial part to meet liabilities (including those for interest and royalties) to persons who are not residents of either Cyprus or the U.S. and who are not citizens of the U.S. The Resident Ownership Test could, alternatively, be satisfied if there were substantial trading of the Cyprus corporation stock on a recognized Cyprus stock exchange. Because the Company does not expect to be able to meet the Resident Ownership Test, it does not expect to derive any tax reduction benefits under the Treaty on any U.S. source income that the Company might generate. The Treaty also contains provisions which authorize the U.S. and Cyprus to exchange information relating to taxes, and to assist each other in the collection of taxes to ensure that any tax benefits conferred by the Treaty will be enjoyed only by persons entitled to such benefits.

                   MATERIAL UNITED STATES TAX CONSIDERATIONS

     The following is the opinion of Morrison Cohen Singer & Weinstein, LLP as to material United States federal tax consequences of the acquisition and ownership of the Units, Ordinary Shares and Warrants (collectively, the "Securities"). This discussion does not address all of the tax consequences of the ownership of the Securities, and does not take into account the specific circumstances of any particular category of investor (such as U.S. expatriates, regulated investment companies, financial institutions, tax-exempt entities, insurance companies, broker-dealers, investors subject to the alternative minimum tax, investors that actually or constructively own 10% or more of the voting stock of the Company, investors that hold Ordinary Shares as part of a straddle or hedging or conversion transaction, or investors whose functional currency is not the United States dollar), some of which may be subject to special rules. This discussion is based on the tax laws of the United States (including the Internal Revenue Code of 1986, as amended (the "Code")), its legislative history, final, temporary and proposed regulations thereunder, published rulings and court decisions, all as in effect at the date hereof and all of which are subject to change (or changes in interpretation), possibly with retroactive effect.

     This discussion further assumes the Company will conduct its operations substantially as described in this Prospectus. Any change in applicable law or fact, or variations in the future operations of the Company from those described herein, may affect the conclusions expressed herein. Lastly, tax issues discussed herein are complex and are subject to varying interpretations; thus, there can be no assurance that the Internal Revenue Service will not take a position in conflict with the opinions expressed herein, which position might ultimately be sustained by the courts.

     For purposes of this discussion, a "U.S. Holder" is any beneficial owner of Securities that is (i) a citizen or resident of the United States, (ii) a corporation or partnership organized under the laws of the United States or of any political subdivision thereof; or (iii) an estate the income of which is subject to U.S. federal income taxation regardless of the source, or a trust that meets the following two tests: (A) a U.S. court is able to exercise primary supervision over the administration of the trust, and (B) one or more U.S. fiduciaries have authority to control all substantial decisions of the trust. A "non-U.S. Holder" is any beneficial owner of Securities that is not a U.S. Holder. THIS DISCUSSION IS NOT EXHAUSTIVE OF ALL POSSIBLE TAX CONSIDERATIONS, AND PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS TO SATISFY THEMSELVES AS TO THE OVERALL TAX CONSEQUENCES, INCLUDING, SPECIFICALLY, THE CONSEQUENCES UNDER U.S. FEDERAL, STATE, LOCAL AND OTHER LAWS, OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE SECURITIES.

TAXATION OF UNITS

     A U.S. Holder of a Unit will not recognize gain or loss upon his separation of the Units into Ordinary Shares and Warrants. The respective holding period of each such constituent part of a Unit following such separation will include the holding period for the Unit prior to such separation.

     For purposes of determining the separate adjusted cost basis of the Ordinary Shares and the Warrants comprising the Units, a holder who purchases a Unit will be required to allocate the purchase price for the Unit between such constituent parts based on their respective fair market values at the time of purchase.

     No gain or loss will be recognized for U.S. federal income tax purposes on the exercise of a Warrant. A U.S. Holder's tax basis in the Ordinary Shares received on exercise of a Warrant will include the amount paid on exercise of such Warrant, but its holding period for such Ordinary Shares acquired by reason of such exercise will not include its holding period for the Warrant. If a Warrant expires unexercised, a U.S. Holder will recognize a capital loss equal to such holder's tax basis in the Warrant.

     Adjustment to the exercise price of a Warrant pursuant to the anti-dilution provisions of the Warrant Agreement or the failure to make adjustments to the exercise price upon the occurrence of certain events may result in constructive dividends to the holders of the Warrants under Section 305 of the Code, regardless of whether there is a distribution of cash or property.

     Gain recognized on the sale or other disposition of a Warrant will be subject to the same rules that apply to a sale of Ordinary Shares, discussed below.

TAXATION OF DIVIDENDS

     Except as may be required under the rules discussed under the headings "Passive Foreign Investment Companies," "Controlled Foreign Corporations," or "Foreign Personal Holding Companies" below, under the U.S. federal income tax laws, U.S. Holders will include in gross income the gross amount of any dividend paid (before reduction for any foreign country withholding taxes) by the Company out of its current or accumulated earnings and profits (as determined under U.S. federal income tax principles) as ordinary income when the dividend is actually or constructively received by the U.S. Holder. Distributions in excess of the Company's earnings and profits will be treated, for U.S. federal income tax purposes, first as a non-taxable return of capital to the extent of the U.S. Holder's adjusted tax basis in the Ordinary Shares, and then as gain from the sale or exchange of such Ordinary Shares. The dividend will not be eligible for the dividends-received deduction generally allowed to United States corporations in respect of dividends received from other United States corporations. The amount of the dividend distribution includible in the income of a U.S. Holder will be the U.S. dollar amount of the distribution, or the dollar value of the Cyprus Pound payments made as determined at the spot Cyprus Pound/U.S. Dollar rate on the date such dividend distribution is includible in the income of a U.S. Holder, regardless of whether that payment is in fact converted into dollars. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date the dividend payment is includible in income to the date such payment is converted into dollars will be treated as ordinary income or loss. Such gain or loss will generally be income from sources within the United States for foreign tax credit limitation purposes.

     Dividends paid to a non-U.S. Holder in respect of Ordinary Shares will not be subject to U.S. federal income tax unless such dividends are effectively connected with the conduct of a trade or business within the United States by such non-U.S. Holder (and are attributable to an office or other fixed place of business in the United States or a permanent establishment maintained in the United States by such non-U.S. Holder, if an applicable income tax treaty between the United States and the country in which the non-U.S. Holder is resident so requires as a condition for such non-U.S. Holder to be subject to United States taxation on a net income basis in respect of income from Ordinary Shares), in which case the non-U.S. Holder generally will be subject to tax in respect of such dividends in the same manner as a U.S. Holder. Any such effectively connected dividends received by a non-U.S. Holder which is a corporation may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

TAXATION OF CAPITAL GAINS

     Except as may be required under the Passive Foreign Investment Company and Controlled Foreign Corporation rules discussed below, a U.S. Holder will, upon the sale or exchange of any Securities, recognize a gain or loss for federal income tax purposes in an amount equal to the difference between the amount realized (or the U.S. dollar value thereof determined at the spot rate on the date of disposition if the amount realized is denominated in a foreign currency) and the U.S. Holder's adjusted tax basis in the Securities sold or exchanged. Such gain or loss will generally be a capital gain or loss. In the case of an individual U.S. Holder, any such capital gain will be subject to a maximum U.S. federal income tax rate of (i) 20% if the U.S. Holder's holding period in such Securities is more than 18 months, and (ii) 28% if the individual U.S. Holder's holding period in such Securities is more than one year but no more than 18 months. Certain limitations exist on the deductibility of capital losses by both corporate and individual taxpayers. Under most circumstances, gain or loss from the sale or exchange of any Securities will be treated as U.S. source gain or loss for foreign tax credit purposes. A non-U.S. Holder will not be subject to U.S. federal income tax in respect of gain recognized on a disposition of Securities unless (i) the gain is effectively connected with a trade or business of the non-U.S. Holder in the United States, or (ii) in the case of a non-U.S. Holder who is an individual, such holder is present in the United States for 183 or more days in the taxable year of the sale and certain other conditions apply. Effectively connected gains realized by a corporate non-U.S. Holder may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or lower rate as may be specified by an applicable income tax treaty.

PASSIVE FOREIGN INVESTMENT COMPANIES

     Sections 1291 through 1298 of the Code contain special rules applicable to foreign corporations that are "passive foreign investment companies" ("PFICs"). In general, a foreign corporation will be a PFIC for any taxable year in which 75% or more of its gross income constitutes "passive income," or 50% or more of its assets produce "passive income." If the Company were to be characterized as a PFIC, U.S. Holders of Securities would be subject to a penalty tax at the time of sale of their Ordinary Shares or Warrants, or at the time of their receipt of any "excess distribution" with respect to their Ordinary Shares. In general, a U.S. Holder would be considered to have received an "excess distribution" if the amount of the distribution were more than 125% of the average distribution with respect to the Ordinary Shares during the three preceding taxable years (or shorter period during which the U.S. Holder held the Ordinary Shares). In general, the penalty tax would be equivalent to the taxes that would be deemed due during the period of the U.S. shareholder's ownership of Ordinary Shares or Warrants, computed by assuming that the excess distribution with respect to such Ordinary Shares, or the gain on the disposition of the Ordinary Shares or Warrants, had been taxed ratably throughout the U.S. Holder's period of ownership at the maximum ordinary income tax rates prevailing during such ownership period (whether or not the Company generated any earnings and profits or was a PFIC throughout all of such ownership period), plus an interest charge thereon. The interest charge is equal to the applicable rate imposed on underpayment of U.S. federal income tax for such period. If the Company were a PFIC, a U.S. Holder's pledge of appreciated Securities, or other use of Securities to secure a direct or indirect obligation of such U.S. Holder, would be taxed under the above rules as if such Securities had been disposed of for their fair market values (or, if less than the amount of their fair market values, the amount of the loan).

     Income considered "passive income" for purposes of the PFIC rules generally is income which constitutes "foreign personal holding company income" under Code
Section 954 and the Treasury Regulations thereunder applicable to "Controlled Foreign Corporations" (described below). Although royalty income would generally be considered passive income under such rules, royalty income can nevertheless avoid characterization as "passive income" for these purposes if it is considered to be derived in the "active conduct of a trade or business" and is not received from a related party. Royalties will be considered to be derived in the "active conduct of a trade or business" if either (i) the licensor has developed, created or produced, or has acquired and added substantial value to, the licensed property which produces the royalties, but only so long as the licensor is regularly engaged in the development, creation or production of, or in the acquisition of and addition of substantial value to, the licensed property; or (ii) the licensed property is licensed as a result of the performance of marketing functions by such licensor if the licensor, through its own officers or staff of employees located in a foreign country, maintains and operates an organization in such country that is regularly engaged in the business of marketing, or of marketing and servicing, the licensed property, and such business is "substantial" in relation to the amount of royalties derived from the licensing of such property. Whether an organization's marketing and servicing activities in a foreign country are "substantial" is determined based on all of the facts and circumstances of a particular case. The Treasury Regulations, however, provide a safe harbor based on certain mathematical tests as to the relationship of the licensor's "active licensing expenses" to the licensor's "adjusted licensing profits," as such terms are defined in such Treasury Regulations, for such activities be considered "substantial," and the royalties thus non-passive.

     The Company believes that, based upon an analysis of current law and the Company's past and prospective development activities and marketing operations, including expectations as to its "active licensing expenses," that it is not, and should in the foreseeable future not become, a PFIC for United States federal income tax purposes. However, because such question is essentially one of fact, no assurance can be given as to this, and Morrison Cohen Singer & Weinstein, LLP is unable to express any opinion as to whether the Company is, or will in the future become, a PFIC.

     If the Company were to be classified as a PFIC, a U.S. Holder would be subject to an increased tax liability upon the sale or other disposition of its Securities, or upon the receipt of "excess distributions" with respect to its Ordinary Shares, as described above, unless either: (1) such U.S. Holder elected (a "QEF Election") to be taxed currently on its pro rata portion of the Company's income whether or not such income was distributed in the form of dividends or otherwise; or (2) such U.S. Holder makes a "mark-to-market" election with respect to its Securities, under which it includes in its U.S. income (as ordinary in- come) any annual appreciation in value of its Securities (if publicly traded), and deducts as an ordinary loss any annual depreciation in value of its Securities (or, if less, the "unreversed inclusions" with respect to the Securities, which generally constitute the excess of the cumulative mark-to-market gains previously so included by the holder, over the cumulative mark-to-market losses previously so deducted).

     The Company intends to monitor its status under the PFIC rules and, in the event that the Company makes a determination that it is a PFIC for any taxable year, it will promptly notify its U.S. Holders of such determination and will provide its U.S. Holders with the information needed to make the QEF Election.

     PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX RULES GOVERNING PFICS IN THEIR PARTICULAR CIRCUMSTANCES.


CONTROLLED FOREIGN CORPORATIONS

     Under Subpart F of the Code, a "Controlled Foreign Corporation" (a "CFC") is a foreign corporation that on any day of its taxable year is owned, directly, indirectly or by attribution, more than 50%, by vote or value, by "U.S. Shareholders." For this purpose, a "U.S. Shareholder" is a U.S. person (as defined in Section 957(c) of the Code) who owns, directly, indirectly or by attribution, at least 10% of the total combined voting power of all shares entitled to vote of the foreign corporation.

     If a foreign corporation has been a CFC for an uninterrupted period of at least 30 days during a CFC's taxable year, the U.S. Shareholder who owns stock in the CFC on the last day of such year must include in income for his taxable year in which the taxable year of the CFC ends, the total of (i) his pro rata share of the CFC's Subpart F income for such taxable year (which includes "foreign personal holding company income", such as "passive" royalty income, as discussed above in the context of PFICs), (ii) his pro rata share of the CFC's previously excluded Subpart F income withdrawn from investment in less developed countries for such year, (iii) his pro rata share of the CFC's previously excluded Subpart F income from foreign base shipping company operations for such year, and (iv) his pro rata share of the CFC's increase in earnings invested in U.S. property for such year. Amounts distributed by a CFC to U.S. Shareholders are tax free to the extent such amounts have been previously taken into income by such U.S. Shareholders.

     A U.S. person who owns less than 10% of the total combined voting power of all classes of voting stock of the Company directly, indirectly or by attribution would not be taxed on the undistributed income of the Company even if the Company were a CFC. Distributions to shareholders that are not U.S. Shareholders (but are U.S. Holders) will be taxed under the ordinary rules relating to taxation of distributions discussed above.

     Under Section 1248 of the Code, if a U.S. person sells or exchanges stock in a foreign corporation, or receives a distribution from a foreign corporation which for U.S. tax purposes is treated as an exchange of stock, and such person owns, or is considered as owning by applying certain rules of constructive ownership, 10% or more of the total combined voting power of all classes of stock entitled to vote of such foreign corporation at any time during the five-year period ending on the date of the sale or exchange when such foreign corporation was a CFC, then the gain recognized on the sale or exchange of such stock shall be included in the gross income of such person as a dividend, to the extent of the earnings and profits of the foreign corporation accumulated during the period in which the stock sold or exchanged was held by such person while such foreign corporation was a CFC.

     The Company expects that ownership of its Ordinary Shares will be such that it will not meet the requirements for treatment as a CFC, although there can be no assurance that the Company will not be, or in the future become, a CFC. The Company's status as a CFC depends on the extent to which its U.S. Shareholders (as defined under these rules) own, in the aggregate, more than 50% of the Company (by vote or value) and, therefore, the Company's classification as a CFC is not within the control of the Company. Accordingly, Morrison Cohen Singer & Weinstein, LLP is unable to express any opinion as to whether the Company will be classified as a CFC.

     The Company will attempt to monitor its status, particularly the identity of its U.S. Shareholders, and will, promptly following the end of any taxable year in which it has determined that it is a CFC, notify all of its U.S. Shareholders that it is a CFC. If the Company becomes a CFC, it will comply with all reporting requirements applicable to such classification.

     PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX RULES GOVERNING CFCS IN THEIR PARTICULAR CIRCUMSTANCES.


FOREIGN PERSONAL HOLDING COMPANY

     In general, the Company (and any non-U.S. subsidiaries) may be classified as a "foreign personal holding company" ("FPHC") if, in any taxable year, five or fewer U.S. Holders own directly or indirectly or by attribution more than 50% (by vote or value) of the Company's stock (the "Ownership Test") and at least 60% (or, in certain circumstances, at least 50%) of the gross income of the Company (or any non-U.S. subsidiaries of the Company) consists of certain passive income for purposes of the FPHC provisions (the "Income Test").

     If the Company becomes a FPHC, each U.S. Holder of Securities who held such Securities on the last day of the taxable year of the Company or, if earlier, on the last day of its taxable year in which the Ownership Test was met, would be required to include in gross income as a deemed dividend such U.S. Holder's pro rata share of the undistributed "passive" income of the Company, even if no cash dividend were actually paid. In such case, a U.S. Holder would generally be entitled to increase its tax basis in the Securities of the Company by the amount of the deemed dividend. Although royalty income is generally considered "passive" income for these purposes irrespective of the Company's development activities or active licensing expenses, the Company nonetheless expects that, following the completion of the Offering, it will not meet the Ownership Test. Thus, the Company believes that its U.S. Holders will not be subject to the FPHC rules. However, because such question is essentially one of fact and depends upon whether the Ownership Test will be met in any year, no assurance can be given that the Company is not now, nor will in the future become subject to, the FPHC rules. Accordingly, Morrison Cohen Singer & Weinstein, LLP is unable to express any opinion as to such question.

     If the Company determines that it is a FPHC, it will provide appropriate notification to the Company's U.S. Holders. Prospective investors are urged to consult with their tax advisors concerning the application of the U.S. federal income tax rules governing FPHCs and their particular circumstances.



     PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX RULES GOVERNING FPHCS IN THEIR PARTICULAR CIRCUMSTANCES.


UNITED STATES FEDERAL GIFT AND ESTATE TAX

     In general, an individual U.S. Holder will be subject to U.S. gift and estate taxes with respect to his or her ownership of Securities in the same manner and to the same extent as with respect to other types of personal property. Holders that are not individual citizens or residents of the United States will generally not be subject to U.S. federal gift and estate tax with respect to their ownership of the Securities. Prospective individual investors are urged to consult with their tax advisors concerning the application of U.S. federal gift and estate taxation in their particular circumstances.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     In general, information reporting requirements will apply to dividend payments (or other taxable distributions) in respect of the Securities made within the United States to a non-corporate U.S. Holder, and "backup withholding" at the rate of 31% will apply to such payments (i) if the U.S. Holder or beneficial owner fails to provide an accurate taxpayer identification number, (ii) if there has been notification from the Internal Revenue Service of a failure by the U.S. Holder or beneficial owner to report all interest or dividends required to be shown on its U.S. federal income tax returns, or (iii) in certain circumstances, if the U.S. Holder or beneficial owner fails to comply with applicable certification requirements. Certain corporations and persons that are not U.S. persons may be required to establish their exemption from information reporting or backup withholding by certifying their status on Internal Revenue Service Forms W-8 or W-9.

     In general, payment of the proceeds from the sale of Securities through any U.S. office of a broker is subject to both backup withholding and information reporting, unless the U.S. Holder or beneficial owner certifies its non-U.S. status under penalties of perjury or otherwise establishes an exemption. U.S. information reporting and backup withholding generally will not apply to a payment made with respect to a transaction effected by a foreign office of a foreign broker unless (i) the foreign broker is a CFC or (ii) 50% or more of the gross income of the foreign broker for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with the conduct of a trade or business in the United States, with certain exceptions.

     Recently, the Treasury Department promulgated final regulations regarding the withholding and information reporting rules discussed above. In general, the final regulations do not significantly alter the substantive withholding and information reporting requirements but unify current certification procedures and forms and clarify reliance standards. Under the final regulations, special rules apply which permit the shifting of primary responsibility for withholding to certain financial intermediaries acting on behalf of beneficial owners. The final regulations are generally effective for payments made after December 31, 1998, subject to certain transition rules. Non-U.S. Holders are urged to consult their tax advisors with respect to the application of these final regulations.

     Amounts withheld under the backup withholding rules may be credited against a holder's tax liability, and a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the Internal Revenue Service.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of the Offering, the Company will have outstanding 7,000,000 Ordinary Shares. Of these shares, the 2,000,000 Ordinary Shares offered hereby will be freely transferable without restriction or further registration under the Securities Act, unless purchased by affiliates of the Company as that term is defined in Rule 144 under the Securities Act ("Rule 144") described below. Of the remaining 5,000,000, 4,975,000 were issued to "non U.S. persons," as such term is defined in Regulation S under the Securities Act in transactions that come within the exemption from registration under the Securities Act provided by Regulation S. Accordingly, such shares may be sold in any U.S. market that may develop in accordance with the provisions of Regulation
S. The remaining 25,000 shares were issued in a transaction exempt from the registration requirements of the Securities Act pursuant to Rule 701 promulgated thereunder, and, accordingly, will be freely tradeable in any U.S. market that may develop commencing 90 days after the date hereof. Holders of the remaining 4,975,000 outstanding Ordinary Shares have agreed not to sell or otherwise dispose of any shares of Ordinary Shares without the Representative's prior written consent for a period of 18 months after the date of this Prospectus.

     In general, under Rule 144 a person (or persons whose shares are aggregated), including persons who may be deemed to be "affiliates" of the Company as that term is defined under the Securities Act, is entitled to sell within any three-month period a number of restricted shares beneficially owned for at least one year that does not exceed the greater of (i) 1% of the then outstanding Ordinary Shares or (ii) an amount equal to the average weekly trading volume in the Ordinary Shares during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice and the availability of current public information about the Company. However, a person who is not deemed an affiliate and has beneficially owned such shares for at least two years is entitled to sell such shares without regard to the volume or other resale requirements.


     Pursuant to registration rights acquired by investors in the Bridge Financing, the Company has, concurrently with the Offering, registered the Selling Securityholder Securities on behalf of the Selling Securityholders. One of the Selling Securityholders is a registered representative of the Representative. The 250,000 Warrants to be received by the Selling
Securityholders upon automatic conversion of the Bridge Warrants upon the closing of the Offering will be restricted from sale, transfer or other disposition until one year following the date of this Prospectus.

     The  Representative  has  demand  and "piggy-back" registration rights with
respect   to   the  securities  underlying  the  Representative's  Warrant.  See
"Underwriting."

     Prior to the Offering, there has been no market for any securities of the Company, and no predictions can be made of the effect, if any, that sales of Ordinary Shares or the availability of the Ordinary Shares for sale will have on the market price of such securities prevailing from time to time. Nevertheless, sales of substantial amounts of Ordinary Shares in the public market could adversely affect prevailing market prices.

                                  UNDERWRITING

     Subject to the terms and conditions of the Underwriting Agreement, each of the Underwriters named below, for whom RAS Securities Corp. is acting as representative (the "Representative"), has severally agreed to purchase from the Company, and the Company has agreed to sell to such Underwriter, the respective number of Units set forth opposite the name of such Underwriter:



NAME                                                     NUMBER OF UNITS
-----------------------------------------------------   ----------------
       RAS Securities Corp. .........................
                                                           ------
       First London Securities Corporation ..........
                                                           ------
        .............................................
                                                           ------
        .............................................
                                                           ------
        .............................................
                                                           ------
        Total .......................................   2,000,000
                                                        =========


It is expected that the Representative, as a syndicate member, will distribute a
substantial  portion (not to exceed    %, including the  over-allotment  option)
of the Units offered hereby.

     The nature of the Underwriters' obligations is such that they are committed to purchase and pay for all of the Units in the Offering if any are purchased.

     The Underwriters have advised the Company that they propose to offer the Units to the public at the public offering price set forth on the cover page of this Prospectus and to certain dealers who are members of the NASD, at such price less a concession of not in excess of $ per Unit, of which a sum not in excess of $ per Unit, may in turn be re-allowed to other dealers who are members of the NASD. After the initial public offering of Units, the public offering price, the concession and the re-allowance may be changed by the Representative. No change in any such terms shall change the amount of proceeds to be received by the Company as set forth on the cover page to this Prospectus or by the Selling Securityholders as set forth on the cover page the Selling Securityholders' Prospectus.

     The Company has granted to the Underwriters an option, exercisable during the 45-day period commencing on the effective date of this Prospectus, to purchase from the Company at the public offering price, less underwriting discounts, up to 300,000 additional Units for the purpose of covering over-allotments, if any, subject to the right of the Representative to elect, in its sole discretion, to exercise such option individually, and not as Representative of the several Underwriters.



     The Company has agreed to indemnify the Underwriters and their controlling persons against certain liabilities, including liabilities under the Securities Act. The Company has also agreed to pay to the Representative a non-accountable expense allowance equal to 2.15% of the gross proceeds derived from the sale of Units offered hereby, including any Units purchased pursuant to the Underwriters' over-allotment option, $25,000 of which has been paid to date. To the extent that the expenses of the Representative are less than the non-accountable expense allowance, the excess may be deemed to be compensation to the Representative.

     All of the Company's current shareholders, officers and directors have agreed not to sell, assign, transfer or otherwise dispose of any of their Ordinary Shares, and the Company has agreed not to offer any securities or rights to purchase any securities, in each case, for a period of 18 months from the effective date of this Prospectus, without the prior written consent of the Representative, which may not be unreasonably withheld.

     The Representative has the right to designate an individual for nomination to the Company's Board of Directors or to attend its meetings for a period of three years commencing on the effective date of this Prospectus, although the Representative has not yet selected any such designee. Such designee may be a director, officer, partner, employee or affiliate of the Representative, and will receive compensation customary for outside directors if nominated and elected to serve on the Company's Board of Directors, or reimbursement of expenses of attending meetings, if designated to attend meetings. See "Management -- Board Committees and Designated Directors."

     The Company has agreed to enter into a consulting agreement with the Representative pursuant to which the Representative will provide certain financial advisory services to the Company for a period of 12 months commencing on the closing of the offering for monthly consideration of $5,000. The Company has also agreed to enter into an exclusive financial consulting agreement with the Representative if, at any time through the end of the first 12 months of the consultancy, the Company or any subsidiary thereof embarks upon any financing, merger, sale, acquisition or joint venture to which the Company or any subsidiary is a party or involving any substantial asset of the Company or any subsidiary (a "Covered Transaction"), the Representative will be entitled to receive a fee, upon closing of such transaction, equal to a percentage of the consideration paid in the transaction ranging from 10% of the first $2,000,000 to 2% of any consideration in excess of $8,000,000.



     The Company has agreed not to solicit Warrant exercises (except by the Selling Securityholders) other than through the Representative, unless the Representative declines to make such solicitation. Upon any exercise of the Warrants after the first anniversary of the effective date of this Prospectus, the Company will pay the Representative a fee of 5% of the aggregate exercise price of the Warrants, if (i) the market price of the Company's Common Stock on the date the Warrants are exercised is greater than the then exercise price of the Warrants; (ii) the exercise of the Warrants was solicited by a member of the NASD; (iii) the warrantholder designates in writing that the exercise of the Warrants was solicited by a member of the NASD and the identity of the broker-dealer to receive compensation for such exercise; (iv) the Warrants are not held in a discretionary account; (v) disclosure of compensation arrangements was made both at the time of the Offering and at the time of exercise of the Warrants; (vi) the solicitation of exercise of the Warrants was not in violation of Regulation M; and (vii) the Representative provided bona fide services in connection with the solicitation of Warrant exercises.

     Regulation M may prohibit the Representative or any other soliciting broker-dealer from engaging in any market making activities or selected brokerage activities with regard to the Company's securities for the period from five business days (or such other applicable period as Regulation M may provide) prior to any solicitation by the Representative or other soliciting broker-dealer, respectively, of the exercise of any Warrant until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that the Representative or other soliciting broker-dealer may have to receive a fee for the exercise of Warrant. As a result, the Representative may be unable to provide a market for the Company's securities during certain periods while the Warrants are exercisable.

     The Company has agreed to sell to the Representative and its designees, for nominal consideration, a warrant to purchase up to 150,000 units (the "Representative's Warrant"), which will be substantially identical to the Units offered hereby, except that the warrants included in the Representative's Warrant are not subject to redemption until the Representative's Warrant has been exercised and the underlying warrants are outstanding. The Representative's Warrant is exercisable for a period of four years commencing one year from the effective date of this Prospectus at an exercise price per Unit of $8.25 (165% of the Offering price), subject to adjustment in certain events to protect against dilution. The holders of the Representative's Warrant will have no voting, dividend or other rights of shareholders until the Representative's Warrant is exercised. The holders of a majority of the securities underlying the Representative's Warrant will have the right to demand registration thereof, at the Company's expense, and the holder(s) of any such securities have the right to demand such registration, at such holder or holders' expense, in each case, on one occasion for a period of five years from the effective date of the Offering. The Company has also granted certain "piggy-back" registration rights to holders of the securities underlying the Representative's Warrant.

     Prior to the Offering, there has been no public market for any of the securities offered hereby. Accordingly, the public offering price of the Units offered hereby and the terms of the Warrants have been determined by negotiation between the Company and the Representative and are not necessarily related to the Company's asset value, net worth or other established criteria of value. Factors considered in determining such prices and terms, in addition to prevailing market and economic conditions, include the history of and the prospects for the industry in which the Company competes, the present state of the Company's development and operations, estimates of the business potential and prospects of the Company, an assessment of the Company's management, the Company's capital structure, consideration of these factors in relation to the market valuation of comparable companies and such other factors as were deemed relevant.

     The Representative acted as the placement agent for the Bridge Financing in January and February 1998 for which the Representative received a fee of $50,000 and a non-accountable expense allowance of $15,000. One of the Selling Securityholders is a registered representative of the Representative. The 100,000 Warrants that he is to receive upon automatic conversion of the Bridge Warrants upon the closing of the Offering will be restricted from sale, transfer or other disposition until one year following such closing.

     The Underwriters have informed the Company that they do not expect to make sales of the Units offered hereby to discretionary accounts.



     In connection with the Offering, the Underwriters, certain selling group members and their respective affiliates may engage in certain transactions that stabilize, maintain or otherwise affect the market price of the Ordinary Shares and the Warrants. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for or purchase the Ordinary Shares and the Warrants for the purpose of pegging, fixing or maintaining the market price of such securities. The Underwriters may also create a short position in the Units by selling more Units in connection with the Offering than the Underwriters are committed to purchase from the Company, and in such case the Underwriters may cover all or a portion of that short position by purchasing the Ordinary Shares and the
Warrants in the open market following completion of the Offering. The Representative also may elect to reduce any short position by exercising all or any portion of the over-allotment option described herein. In addition, the Representative may impose "penalty bids" on certain Underwriters and selling group members, whereby, if the Representative purchases Ordinary Shares or Warrants in the open market to reduce the Underwriters' short position or to stabilize the price of the of the Ordinary Shares or the Warrants, the Representative may reclaim the amount of the selling concession from the Underwriters who sold those Ordinary Shares or Warrants as part of the Offering. Any of the transactions described in this paragraph may stabilize or maintain the market price of the Ordinary Shares or the Warrants at a level above that which might otherwise prevail in the open market.



     Neither the Company nor the Underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Units, the Ordinary Shares or the Warrants. In addition, neither the Company nor the Underwriters make any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

                                 LEGAL MATTERS


     Certain legal matters have been passed upon for the Company by Morrison Cohen Singer & Weinstein, LLP, New York, New York. The validity of the securities offered hereby has been passed upon for the Company by Pelaghias, Christodoulou & Vrachas, Cyprus counsel for the Company. The statements relating to patent matters have been passed upon by Pepper Hamilton LLP, Washington, D.C. Certain legal matters have been passed upon for the Underwriters by FischbeinoBadilloo WagneroHarding, New York, New York.



                                    EXPERTS

     The financial statements of the Company at September 30, 1997 and for the period from April 5, 1995 (date of inception) to September 30, 1997, appearing in this Prospectus and Registration Statement have been audited by Coopers & Lybrand, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph with respect to the uncertainty regarding the Company's ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

                      ENFORCEABILITY OF CIVIL LIABILITIES

     Certain of the Company's officers and directors are not residents of the United States, and substantially all of the assets of such non-resident persons and the Company are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon the Company or such persons or to enforce against the Company or such persons in courts inside or outside the United States judgments of courts inside the United States predicated upon the civil liability provisions of United States securities laws or to enforce, in an original action brought outside the United States, rights predicated on such provisions.

     Notwithstanding the foregoing, the Company has irrevocably agreed that it may be served with process at its address in the United States from time to time, currently located at 20 East 63rd Street, New York, New York 10021, with respect to suits, actions or proceedings with respect to the Ordinary Shares and Warrants offered hereby and for actions under the United States federal or state securities laws brought in any United States federal or state court located in New York, New York, and the Company will submit to such jurisdiction.

                             ADDITIONAL INFORMATION

     The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's following Regional Office: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Such reports and other information can also be reviewed through the Commission's Web site (http://www.sec.gov).

     Additional information regarding the Company and the securities offered hereby is contained in the Registration Statement on Form F-1 and the exhibits thereto filed with the Commission under the Securities Act. This Prospectus does not contain all of the information contained in such Registration

Statement and the exhibits and schedules thereto. Statements contained in this Prospectus regarding the contents of any documents or contract are qualified in their entirety by reference to the copy of such contract or document filed as an exhibit to the Registration Statement. For further information pertaining to the Company and the securities, reference is made to the Registration Statement and the exhibits thereto, which may be inspected without charge at, and copies thereof may be obtained at prescribed rates from, the office of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549.

                    C.W. CHEMICAL WASTE TECHNOLOGIES LIMITED
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         INDEX TO FINANCIAL STATEMENTS


                                                                                              PAGES

                                                                                             ------
Report of Independent Auditors ...........................................................    F-2

Balance Sheets as of September 30, 1997 and March 31, 1998 (unaudited) ...................    F-3

Statement of Operations for the Fiscal Year ended September 30, 1997, cumulative from
  April 6, 1995 (date of  inception)  to September  30, 1997,  and the Six Months ended
  March 31, 1998 (unaudited) and 1997 (unaudited) ........................................    F-4

Statements of Cash Flow for the Fiscal Year ended September 30, 1997, cumulative from April
 6, 1995 (date of  inception)  to September  30, 1997,  and the Six Months ended
 March 31, 1998 (unaudited) and 1997 (unaudited) .........................................    F-5

Notes to the Financial Statements ........................................................    F-6


                    C.W. CHEMICAL WASTE TECHNOLOGIES LIMITED
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         INDEPENDENT AUDITOR'S REPORT

Report of the Independent Accountants to the directors and the members of C.W. CHEMICAL WASTE TECHNOLOGIES LIMITED
(a development stage enterprise)

     We have audited the accompanying balance sheet of C.W. Chemical Waste Technologies Limited (a development stage enterprise) as of September 30, 1997, the related Statement of Operations, shareholders' equity and cash flows for the year ended September 30, 1997 and the cumulative Statement of Operations and Cash Flows from the Company's inception on April 6, 1995 to September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards in the United Kingdom which are substantially the same as auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of C.W. Chemical Waste Technologies Limited, as of September 30, 1997, and the results of its operations and its cash flows for the period from April 6, 1995 (inception) to September 30, 1997 and for the year ended September 30, 1997, in conformity with generally accepted accounting principles in the United States.

     As discussed in Note 1 to the financial statements, the Company experienced a net loss in the year ended September 30, 1997 and is dependent upon the finance to be raised under the proposed Initial Public Offering. Until such finance is obtained, there is substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

COOPERS & LYBRAND
Chartered Accountants
London
England

February 25, 1998

                    C.W. CHEMICAL WASTE TECHNOLOGIES LIMITED
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                 BALANCE SHEETS


                                                                                          MARCH 31, 1998
                                                                   SEPTEMBER 30, 1997      (UNAUDITED)
                                                                  --------------------   ---------------
                                                                      $                   $
ASSETS
CURRENT ASSETS
Cash and cash equivalents .....................................       $         --        $     54,848
Prepaid expenses and other assets .............................                 --              48,000
                                                                      ------------        ------------
TOTAL CURRENT ASSETS ..........................................                 --             102,848
                                                                      ------------        ------------
FIXED ASSETS
Intellectual property and technology patents ..................          4,055,000           4,055,000
Computer equipment ............................................                 --               5,484
                                                                      ------------        ------------
TOTAL ASSETS ..................................................          4,055,000           4,163,332
                                                                      ============        ============
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Bridge loan ...................................................                 --             500,000
Contracts payable .............................................          3,755,000           3,450,000
Accounts payable ..............................................            106,500             222,007
                                                                      ------------        ------------
TOTAL LIABILITIES .............................................          3,861,500           4,172,007
                                                                      ------------        ------------
SHAREHOLDERS' EQUITY:
Preferred shares, $0.10 par value, 5,000,000 shares authorized,
 no shares issued and outstanding .............................                 --                  --
Ordinary shares, CY\P1 par value translated at CY\P1:$2 shares
 authorised, issued and outstanding ...........................              2,000                  --
Ordinary shares, $0.10 par value, 20,000,000 shares authorized,
 5,000,000 shares issued and outstanding ......................                 --             500,000
Additional paid-in capital ....................................                 --           2,824,570
Shareholder's contributions ...................................          2,702,570                  --
Deficit accumulated during development stage ..................         (2,511,070)         (3,333,245)
                                                                      ------------        ------------
TOTAL SHAREHOLDERS' EQUITY ....................................            193,500              (8,675)
                                                                      ------------        ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY ....................          4,055,000           4,163,332
                                                                      ============        ============


    The accompanying notes are an integral part of the financial statements.

                    C.W. CHEMICAL WASTE TECHNOLOGIES LIMITED
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENT OF OPERATIONS

                                                                     CUMULATIVE
                                                                 FROM APRIL 6, 1995      SIX MONTHS TO   SIX MONTHS TO
                                              YEAR ENDED       (DATE OF INCEPTION) TO   MARCH 31, 1998   MARCH 31, 1997
                                          SEPTEMBER 30, 1997     SEPTEMBER 30, 1997       (UNAUDITED)     (UNAUDITED)
                                         -------------------- ------------------------ ---------------- ---------------
Sales ..................................     $         --                    --           $  800,000              --
                                             ------------                    --           ----------              --
Research and development costs .........        2,133,695             2,133,695              509,310         465,847
Selling, general and administrative
 expenses ..............................          370,875               377,375            1,106,149          97,737
Interest received ......................               --                    --                1,284              --
Interest paid ..........................               --                    --               (8,000)             --
                                             ------------             ---------           ----------         -------
Net (Loss) .............................       (2,504,570)           (2,511,070)            (822,175)       (563,584)
                                             ============            ==========           ==========        ========
Net loss per share .....................          (125.23)                                     (0.39)         (28.18)
                                             ============                                 ==========        ========


    The accompanying notes are an integral part of the financial statements.

                    C.W. CHEMICAL WASTE TECHNOLOGIES LIMITED
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF CASH FLOWS

                                                     YEAR ENDED
                                                 SEPTEMBER 30, 1997
                                                --------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss ......................................     $ (2,504,570)
Prepaid expenses ..............................               --
Intellectual property and technology
 patents ......................................         (300,000)
Accounts payable ..............................          100,000
                                                    ------------
Compensation expenses satisfied by
 share issue ..................................               --
                                                    ------------
Net cash used by operating activities .........       (2,704,570)
                                                    ------------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets ......................               --
                                                    ------------
Net cash used by investing activities .........               --
                                                    ------------
CASH FLOWS FROM FINANCING ACTIVITIES
Shareholder's contributions ...................        2,704,570
                                                    ------------
Bridge loan ...................................               --
Net cash provided by financing activities.             2,704,570
                                                    ------------
Net increase in cash and cash equivalents                     --
Cash and cash equivalents at beginning
 of the period ................................               --
                                                    ------------
Cash and cash equivalents at end of the
 period .......................................               --
                                                    ============


                                                     CUMULATIVE
                                                   FROM APRIL 6, 1995        SIX MONTHS         SIX MONTHS
                                                  (DATE OF INCEPTION)    TO MARCH 31, 1998   TO MARCH 31, 1997
                                                 TO SEPTEMBER 30, 1997      (UNAUDITED)         (UNAUDITED)
                                                ----------------------- ------------------- ------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss ......................................      $ (2,511,070)          $ (822,175)         $ (563,584)
Prepaid expenses ..............................                --              (48,000)                 --
Intellectual property and technology
 patents ......................................          (300,000)                  --                  --
Accounts payable ..............................           106,500              115,507                  --
                                                     ------------           ----------          ----------
Compensation expenses satisfied by
 share issue ..................................                --              315,000                  --
                                                     ------------           ----------          ----------
Net cash used by operating activities .........        (2,704,570)            (439,668)           (563,584)
                                                     ------------           ----------          ----------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets ......................                --               (5,484)                 --
                                                     ------------           ----------          ----------
Net cash used by investing activities .........                --               (5,484)                 --
                                                     ------------           ----------          ----------
CASH FLOWS FROM FINANCING ACTIVITIES
Shareholder's contributions ...................         2,704,570                   --             563,584
                                                     ------------           ----------          ----------
Bridge loan ...................................                --              500,000                  --
Net cash provided by financing activities.              2,704,570              500,000             563,584
                                                     ------------           ----------          ----------
Net increase in cash and cash equivalents                      --               54,848                  --
Cash and cash equivalents at beginning
 of the period ................................                --                   --                  --
                                                     ------------           ----------          ----------
Cash and cash equivalents at end of the
 period .......................................                --               54,848                  --
                                                     ============           ==========          ==========


    The accompanying notes are an integral part of the financial statements.

                   C.W. CHEMICAL WASTE TECHNOLOGIES LIMITED
                        (A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO THE FINANCIAL STATEMENTS FOR THE PERIOD ENDED DECEMBER 31, 1997


1. ORGANIZATION AND BUSINESS OF THE COMPANY



C.W. Chemical Waste Technologies Limited (the "Company"), formerly known as Kadoma Trading Limited, was incorporated in Cyprus on April 6, 1995. The company incurred a total of $6,500 in legal and formation expenses between inception on April 6, 1995 and September 30, 1996. The company commenced operations on November 16, 1996, at which time its capitalisation was $2,000 (CY\P1,000 at CY\P1=US$2), net equity was $(4,500) and accrued liabilities were $6,500. The Company is a development stage enterprise and has experienced significant operating losses since its inception, primarily as a result of investing in the research and development of the technology implementing the processes described below. The Company is dependent on the proceeds of the proposed Initial Public Offering ("IPO"). Until such financing is obtained, there is substantial doubt about the Company's ability to continue as a going concern.

The Company's primary purpose is to globally exploit two proprietary processes that treat phosphogypsum, a toxic, environmentally hazardous waste product resulting from the production of phosphoric acid-based fertilizer and phosphoric acid, to render it both non-toxic and a useful product in other industries.



2. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES



BASIS OF PRESENTATION

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The Company's functional currency is the U.S. Dollar. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of operating revenues and expenses during the reporting periods. Accounting estimates have been employed in the financial statements with respect to accrued expenses. Actual results could differ from those estimates.

     The unaudited information included with these financial statements has been prepared on a consistent basis.



INTELLECTUAL PROPERTY AND TECHNOLOGY PATENTS

Acquired intellectual property and technology patents and the obligations arising therefrom are capitalized at cost. Amortization of these assets will commence with the start of the licensing of the Company's technology over a period not longer than the life of the patent, such amortization being over a maximum of eight years on a straight line basis.

Following testing of the processes using the Company's technology in non-full scale plants, the directors consider that adaptation to full-size plants is principally mechanical in nature rather than chemical. As detailed in Note 5 to the Financial Statements, the Company has employed Energo Group SA, a company of process engineering consultants, for the development of plans and specifications for full-scale plants. The directors believe that the work carried out to date by Energo Group SA confirms their view that the acquired intellectual property is technologically feasible.

The two license agreements entered into by the Company to date provide for a cash inflow of license fee income totalling $8 million over the respective two year periods and a 3% royalty for the entire life of the patent. In addition, the Company's Prospectus and business plan set out the anticipated worldwide potential for the two processes, enabling the directors to estimate future net cash flows arising from existing and potential licensing agreements. As a result, the directors consider that the carrying value of the intellectual property in the balance sheet is adequately supported by actual and potential licence agreements and contracts. In addition, these assets are reviewed annually for impairment or whenever events or changes in

                    C.W. CHEMICAL WASTE TECHNOLOGIES LIMITED
                        (A DEVELOPMENT STAGE ENTERPRISE)

circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the future net undiscounted cash flows expected to result from the use of the asset and its eventual disposition is less than the carrying amount of the asset, an impairment loss is recognized.



All costs associated with research and development are expensed as incurred.


FIXED ASSETS

The cost of acquired fixed assets includes the purchase cost, together with any incidental expenses of acquisition. Depreciation rates have been established to expense the cost of fixed assets, less their estimated residual values, over their expected useful lives. Depreciation is calculated at the following annual rates:

Computer equipment 33% per annum on a straight line basis.

REVENUE RECOGNITION

(a) License fees



Upon the signing of a license agreement and the payment by the licensee of 10% of the contract value the Company provides the licensee with the know-how and the process specifications required to construct a plant. The income from the licence fees is in respect of the transfer of the know-how. No further obligations arise on the part of the Company and, accordingly, the amount invoiced is recognised as income.

The remaining 90% is not recognised until the licensee has demonstrated a substantial commitment to the contract as evidenced by the payment of the second tranche of 40% after twelve months. At this point, the remaining 90% of the contract value is recognised as revenue income, the balance of 50% being shown as a receivable from that date.

(b) Royalty revenue

Royalty revenue is recognised in the period in which it is earned.

3. INCOME

On October 27, 1997, the Company signed a Process Technology License Agreement with Hellenico Viomihania Epexergasias Phosphoricou Gypsou E.P.E. (Hellenico Industry of Phosphogypsum Treatment Ltd) ("Hellenico") whereby Hellenico obtained a license to use the know-how for the treatment of waste phosphogypsum and for its conversion. Hellenico is contracted to pay the Company $3,000,000 over a maximum period of 24 months. Additionally, Hellenico agrees to pay the Company a running royalty of 3% of the net sales price of any waste phosphogypsum that is sold or otherwise disposed of. On November 5, 1997, the Company received $300,000 being the first installment due under this contract.

On November 14, 1997, the Company signed a Process Technology License Agreement with Snunit Levana Gimel ("Snunit"), a company incorporated in Israel, whereby Snunit obtained a license to use the know-how to plan, construct, operate, repair and maintain the necessary installations for the treatment of waste phosphogypsum to produce a non-toxic product and for the production of Ceramic Like Material ("CLM"). Snunit is contracted to pay the Company $5,000,000 over a maximum period of 24 months. Snunit is further contracted to pay the Company a running royalty of 3% of the net sales price of any waste phosphogypsum or CLM sold or otherwise disposed of. On November 20, 1997, the Company received $500,000 being the first installment under this agreement.

                    C.W. CHEMICAL WASTE TECHNOLOGIES LIMITED
                        (A DEVELOPMENT STAGE ENTERPRISE)

4. SHAREHOLDERS' EQUITY

The following table sets forth the changes in Shareholders' Equity for the period from April 6, 1995 to March 31, 1998.


                                                                   STOCK
                                                    SUB-NOTE   NO. OF UNITS     AMOUNT
                                                   ---------- -------------- -----------
At April 6, 1995 .................................                   1,000    $   2,000
Formation expenses ...............................                       0            0
At September 30, 1996 ............................                   1,000        2,000
Expenditure by shareholder on behalf of the
 company .........................................                       0            0
Accounts payable .................................                       0            0
Expenditure by shareholder on behalf of the
 company .........................................                       0            0
                                                                     -----    ---------
At September 30, 1997 ............................                   1,000        2,000
Conversion of stock into US$1 shares..............     (i)           1,000            0
10 for 1 Split of stock ..........................                  18,000            0
Capitalisation of shareholder's contributions         (ii)       4,390,000      439,000
Share issue to Polish Scientists .................   (iii)         500,000       50,000
Share issue to directors and employees ...........    (iv)          90,000        9,000
Loss for the period (unaudited) ..................                      --           --
                                                                 ---------    ---------
At March 31, 1998 (unaudited) ....................               5,000,000      500,000
                                                                 =========    =========

                                                                                         DEFICIT
                                                                                       ACCUMULATED
                                                                                          DURING
                                                       ADDITIONAL     SHAREHOLDER'S    DEVELOPMENT
                                                    PAID IN CAPITAL   CONTRIBUTIONS       STAGE
                                                   ----------------- --------------- ---------------
At April 6, 1995 .................................    $         0     $      (2,000)  $           0
Formation expenses ...............................              0                 0          (6,500)
At September 30, 1996 ............................              0            (2,000)         (6,500)
Expenditure by shareholder on behalf of the
 company .........................................              0         2,404,570      (2,404,570)
Accounts payable .................................              0                 0        (100,000)
Expenditure by shareholder on behalf of the
 company .........................................              0           300,000               0
                                                      -----------     -------------   -------------
At September 30, 1997 ............................              0         2,702,570      (2,511,070)
Conversion of stock into US$1 shares..............              0                --              --
10 for 1 Split of stock ..........................              0                --              --
Capitalisation of shareholder's contributions           2,263,570        (2,702,570)             --
Share issue to Polish Scientists .................        255,000                --              --
Share issue to directors and employees ...........        306,000                --              --
Loss for the period (unaudited) ..................             --                --        (822,175)
                                                      -----------     -------------   -------------
At March 31, 1998 (unaudited) ....................      2,824,570                --      (3,333,245)
                                                      ===========     =============   =============

----------

(i)   Converted at the rate of CY\P1=US$2.



(ii) Issue of 4,390,000 ordinary shares of $0.10 par value at a fair value of $0.61 each to the sole shareholder for the purpose of capitalising the shareholder loan which had arisen as a result of expenses incurred and assets purchased in the period to September 30, 1997.

(iii) Issue of 500,000 ordinary shares of $0.10 par value in accordance with the Technology Assignment Agreement, signed September 1997, with three Polish Scientists (see note 5 to the Financial Statements) at a fair value price of $0.61 each. Under the Technology Assignment Agreement dated September 1997, the Company was committed to the issue of the 500,000 shares to the Polish Scientists, and the fair value attributed to the later issue of those shares in January 1998 was based on the estimated fair value of the Company's shares at September 1997, being the date on which the obligations arose.

(iv) Issue of 90,000 ordinary shares of $0.10 par value to certain directors and employees at a fair value price of $3.50 each in lieu of services rendered. This expense is included in the company's unaudited financial statements for the six month period ended March 31, 1998.



5. COMMITMENTS AND CONTINGENCIES

COMMITMENTS UNDER DEVELOPMENT CONTRACTS

The Company has signed three contracts with Energo Group SA, a company of process engineering consultants based in Greece, for a total of $1,450,000 to:

1. Undertake a preliminary study of the phosphogypsum waste treatment project covering technological evaluation, preliminary engineering design and technological deployment. $405,000 has been paid and expensed in the year ended September 30, 1997. $45,000 has been paid and expensed in the six month period ended March 31, 1998 following the completion of the contract.

2. Prepare the basic engineering for a reference waste phosphogypsum treatment plant at a sufficient level for the detailed engineering to follow. $540,000 has been paid and expensed in year ended September 30, 1997. $60,000 has been paid and expensed in the six month period ended March 31, 1998 following the completion of the contract.

                    C.W. CHEMICAL WASTE TECHNOLOGIES LIMITED
                        (A DEVELOPMENT STAGE ENTERPRISE)

3. Customize the engineering design for two different plant capacities and for a plant expansion to cover production of higher added-value phosphogypsum-based products. Under this contract, $400,000 has been paid and expensed in the six month period ended March 31, 1998 following the completion of the contract.

COMMITMENTS UNDER THE TECHNOLOGY ASSIGNMENT AGREEMENTS

In September 1997, the Company signed two Technology Assignment Agreements:

1. $ 100,000 was paid to three Polish scientists as a deposit for all rights, title and interest in the methods and improvements relating to processing waste phosphogypsum (the "Invention"), the Patent Application, all Intellectual Property therein and the Assignors' entire right to work the Invention for the purpose of gain or in the course of trade in Poland and throughout the world. Under this agreement the Company was committed to the following:

       (a) the issue and allotment of 500,000 ordinary shares as further consideration (See Note 4);

       (b) a final payment of $1,400,000 upon successful completion of an initial public offering.



If the Company does not complete the IPO or any other initial public offering by December 1, 1998, the Company is obligated to pay the Assignors fifteen percent (15%) of the Company's annual pre-tax profits until such $1,400,000 has been paid.

The total amounts paid or committed under this agreement, totalling $1,805,000, have been capitalised as at September 30, 1997 under Intellectual property and technology patents.



2. $200,000 was paid to Herling Applied Technologies Ltd. as a deposit for the purchase of intellectual property and technology patents. Under this agreement, the Company is further committed to make a final payment of $2,050,000 upon successful completion of an initial public offering. If the Company does not complete the IPO or any other initial public offering by December 1, 1998, the Company is obligated to pay HAT twenty percent (20%) of the Company's annual pre-tax profits until such $2,050,000 has been paid.

The total amounts paid or committed under this agreement, totalling $2,250,000, have been capitalised as at September 30, 1997 under Intellectual property and technology patents.

6. RELATED PARTY TRANSACTIONS



The Company paid $200,000 in the year ended September 30, 1997 to Herling Applied Technologies Ltd., a company in which one of the directors has an interest, as a deposit for the purchase of intellectual property and technology patents. The Company also paid $27,000 in the year ended September 30, 1997 to Eastern Capital (Holdings) Limited, a company of which A.S. Kalligeris is a director, for telecommunications expenses.

The Company maintains offices located in a building owned by an entity controlled by Erwin Herling, a former Chairman of the Company's Board of Directors. The Company pays rent of $5,000 per month to this entity.

7. SUBSEQUENT EVENTS

ORDINARY SHARES

See Note 4, Shareholders' Equity, for the increase and issue of ordinary shares subsequent to the year end.

                    C.W. CHEMICAL WASTE TECHNOLOGIES LIMITED
                        (A DEVELOPMENT STAGE ENTERPRISE)

INCOME

Subsequent to the year ended September 30, 1997, the Company signed two process technology license agreements which are detailed in Note 3 to these Financial Statements.

LETTER OF INTENT

The Company has signed a letter of intent with RAS Securities Corp. ("RAS"), dated December 10, 1997. This letter confirms RAS's intent to act as representative of the underwriters in connection with the proposed IPO by the Company. It is contemplated that the underwriters will underwrite the securities on a firm commitment basis. The offering is intended to consist of 2,000,000 ordinary shares at an initial public offering price of $4.90 per share, and 2,000,000 warrants at an initial public offering price of $0.10 per warrant.

BRIDGE FINANCING

In February 1998, RAS completed a private placement of $500,000 principal amount of 12% notes and 250,000 detachable warrants for the Company as a bridge financing to be repaid from the proceeds of the IPO. The Company paid RAS a placement agent fee of $50,000 and a non-accountable expense allowance of $15,000. Interest is payable at a rate of 12% per annum on the bridge notes.

 .
8. LOSS PER SHARE

Basic loss per share (EPS) is computed in accordance with FAS 128, "Earnings per Share," which is effective for fiscal periods ending after December 15, 1997. Prior periods have been restated to conform with the provisions of this standard.

Diluted earnings per share are not given due to the losses incurred in all periods up to and including period ended March 31, 1998.

The numerators and denominators of the basic per share computations are reconciled below:


                                                LOSS             SHARES         PER SHARE
                                            (NUMERATOR)      (DENOMINATOR)       AMOUNT
                                          ---------------   ---------------   ------------
Six months to March 31, 1997 ..........    $   (563,584)          20,000       $  (28.18)
Year ended September 30, 1997 .........      (2,504,570)          20,000         (125.23)
Six months to March 31, 1998 ..........        (822,175)       2,099,560         (  0.39)

================================================================================
       NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE REPRESENTATIVE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN CONTAINED IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                   ----------------------------------------
                               TABLE OF CONTENTS


                                                     PAGE
                                                 -----------
Prospectus Summary ...........................         3
Risk Factors .................................         7
Use of Proceeds ..............................        14
Dividend Policy ..............................        14
Capitalization ...............................        15
Dilution .....................................        16
Selected Financial Data ......................        17
Management's Discussion and Analysis of
   Financial Condition and Results of
   Operations ................................        18
Business .....................................        20
Management ...................................        28
Certain Transactions .........................        32
Principal Shareholders .......................        34
Concurrent Offering ..........................        34
Description of Securities ....................        36
Certain Cyprus Tax Considerations ............        37
Material United States Federal Income
   Tax Considerations ........................        37
Shares Eligible for Future Sale ..............        43
Underwriting .................................        45
Legal Matters ................................        48
Experts ......................................        48
Enforceability of Civil Liabilities ..........        48
Additional Information .......................        48
Index to Financial Statements ................       F-1


                   ----------------------------------------

     UNTIL 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
================================================================================





================================================================================
                                2,000,000 UNITS

                               [GRAPHIC OMITTED]

                    CONSISTING OF 2,000,000 ORDINARY SHARES
                                      AND
                     2,000,000 REDEEMABLE CLASS A WARRANTS


             -----------------------------------------------------
                                   PROSPECTUS
            -----------------------------------------------------





                             RAS SECURITIES CORP.



                                          , 1998
================================================================================

                        ALTERNATE PROSPECTUS COVER PAGE


                   SUBJECT TO COMPLETION, DATED JULY 29, 1998


                       250,000 REDEEMABLE CLASS A WARRANTS
                                       AND
                             250,000 ORDINARY SHARES           [GRAPHIC OMITTED]
                           ISSUABLE UPON EXERCISE OF THE
                       250,000 REDEEMABLE CLASS A WARRANTS

PROSPECTUS

     This  Prospectus  relates  to  250,000  Redeemable  Class A  Warrants  (the
"Selling Securityholder Warrants" or the "Warrants") of C.W. Chemical Waste Technologies Limited, a Cyprus corporation (the "Company"), held by holders (the "Selling Securityholders") and the 250,000 Ordinary Shares, $.10 par value ("Ordinary Shares") issuable upon the exercise of the Selling Securityholder Warrants. The Selling Securityholder Warrants, together with the Ordinary
Shares, are sometimes collectively referred to herein as the "Selling Securityholder Securities." The Selling Securityholder Warrants were issued to the Selling Securityholders upon automatic conversion of warrants they received in a private placement by the Company completed in February 1998 (the "Bridge Financing") and are identical to the Warrants included in the Units being sold in the Company's initial public offering pursuant to a prospectus of even date herewith. See "Selling Securityholders" and "Plan of Distribution." Each Selling Securityholder Warrant entitles the holder to purchase, at an exercise price of $6.00, subject to adjustment, one Ordinary Share at any time after the first anniversary through the fifth anniversary of the date of this Prospectus. See "Plan of Distribution." Commencing two years from the date hereof, the Warrants are subject to redemption by the Company for $.05 per Warrant, upon 30 days' written notice, if the average closing bid price of the Ordinary Shares averages at least $8.25 per share (subject to adjustment) for 20 consecutive business days ending ten days prior to the date of the notice of redemption. See "Description of Securities."

     The securities offered by this Prospectus may be sold from time to time by the Selling Securityholders or by their transferees. The distribution by the Selling Securityholders of the Class A Warrants and the Ordinary Shares offered hereby by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary brokers' transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders.

     The Selling Securityholders, and intermediaries through whom such securities are sold, may be deemed underwriters within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act.

     The Company will not receive any of the proceeds from the sale of the Selling Securityholder Securities by the Selling Securityholders. In the event the Selling Securityholder Warrants are exercised, the Company will receive gross proceeds of $1,500,000. See "Selling Securityholders" and "Plan of Distribution."



     On the date of this Prospectus, a registration statement under the Securities Act with respect to an underwritten public offering by the Company (the "Concurrent Public Offering") of 2,000,000 Units, each Unit consisting of one Ordinary Share and one Class A Warrant, was declared effective by the Securities and Exchange Commission (the "Commission"). The Company will receive approximately $8,250,000 in net proceeds from the Concurrent Public Offering (assuming no exercise of the Underwriters' over-allotment option) after payment of underwriting discounts and commissions and estimated expenses of the Concurrent Public Offering.

     AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" COMMENCING ON PAGE 7.

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
            BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION NOR HAS THE SECURITIES AND
                  EXCHANGE COMMISSION OR ANY STATE SECURITIES
                COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                   OF THIS PROSPECTUS. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

            The date of this Prospectus is ___________________, 1998

                    ADDITIONAL PAGE FOR ALTERNATE PROSPECTUS

                            SELLING SECURITYHOLDERS

     An aggregate of up to 250,000 Class A Warrants may be offered for resale by investors who received their Class A Warrants in exchange for warrants received in the Bridge Financing.

     The following table sets forth certain information with respect to each Selling Securityholder for whom the Company is registering Selling Securityholder Securities for resale to the public. The Company will not receive any of the proceeds from the sale of such securities. To the Company's knowledge, there are no material relationships between any of the Selling Securityholders and the Company, nor have any such material relationships existed within the past three years.

================================================================================

                               NUMBER OF ORDINARY       NUMBER OF WARRANTS AND ORDINARY       NUMBER OF SHARES/
                                  SHARES OWNED        SHARES UNDERLYING WARRANTS OFFERED     PERCENTAGE OF SHARES
   SELLING SECURITYHOLDER       PRIOR TO OFFERING     FOR ACCOUNT OF SELLING STOCKHOLDER     OWNED AFTER OFFERING
------------------------------------------------------------------------------------------------------------------
                                                     100,000 Warrants(1)
Marc R. Wein ..............            0             100,000 Shares                          0 / 0%
------------------------------------------------------------------------------------------------------------------
                                                     150,000 Warrants(1)
Grigoris Charisis .........            0             150,000 Shares                          0 / 0%


----------
(1) These  Selling  Securityholder  Warrants  may  not  be  sold, transferred or
    otherwise   disposed  of  until  one  year  following  the  closing  of  the
    Concurrent Public Offering.

--------------------------------------------------------------------------------


                              PLAN OF DISTRIBUTION

     Sale of the securities by the Selling Securityholders may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Securityholders) in the over-the-counter market or in negotiated transactions, through the writing of options on the securities, a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale or at negotiated prices.

     The Selling Securityholders may effect such transactions by selling their securities directly to purchasers, through broker-dealers acting as agents for the Selling Securityholders or to broker-dealers who may purchase shares as principals and thereafter sell the securities from time to time in the over the-counter market in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions).

     Under applicable rules and regulations under the Securities Exchange Act of 1934 (the "Exchange Act"), any person engaged in the distribution of the Selling Securityholder Warrants may not simultaneously engage in market making activities with respect to any securities of the Company during the applicable "cooling-off' period (at least two, and possibly nine, business days) prior to the commencement of such distribution. Accordingly, any of the Underwriters or selling group members with respect to the Concurrent Public Offering is engaged in a distribution of the Selling Securityholder Warrants, will not be able to make a market in the Company's securities during the applicable restrictive period. However, the Representative has not agreed to nor is it obliged to act as a broker-dealer in the sale of the Selling Securityholder Warrants, and the Selling Securityholders may be required to sell such securities through another broker-dealer. In addition, each Selling Securityholder desiring to sell Warrants will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of the purchases and sales of the Company's securities by such Selling Securityholders.

     The Selling Securityholders and broker-dealers, if any, acting in connection with such sale might be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

                    ADDITIONAL PAGE FOR ALTERNATE PROSPECTUS



     Regulation  M may  prohibit  the  Representative  or any  other  soliciting broker-dealer from engaging in any market making activities or solicited brokerage activities with regard to the Company's securities for the period from five business days (or such other applicable period as Regulation M may provide) prior to any solicitation by the Representative or such other soliciting broker-dealer of the exercise of any Warrant until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that the Representative or any other soliciting broker-dealer may have to receive a fee for soliciting the exercise of Warrants. As a result, the Representative and other broker-dealers may be unable to provide a market for the Company's securities during certain periods while the Warrants are exercisable.

                           CONCURRENT PUBLIC OFFERING

     On the date of this Prospectus, a Registration Statement was declared effective under the Securities Act with respect to an underwritten public offering by the Company of 2,000,000 Units by the Company and up to 300,000 additional Units to cover over-allotments, if any.

                    ADDITIONAL PAGE FOR ALTERNATE PROSPECTUS

================================================================================

                   ----------------------------------------

                               TABLE OF CONTENTS


                                                     PAGE
                                                 -----------
Prospectus Summary ...........................         3
Risk Factors .................................         7
Use of Proceeds ..............................        14
Dividend Policy ..............................        14
Capitalization ...............................        15
Dilution .....................................        16
Selected Financial Data ......................        17
Management's Discussion and Analysis
   of Financial Condition and Results of
   Operations ................................        18
Business .....................................        20
Management ...................................        28
Certain Transactions .........................        32
Principal Shareholders .......................        34
Concurrent Offering ..........................        34
Description of Securities ....................        36
Certain Cyprus Tax Considerations ............        37
Material United States Federal Income
   Tax Considerations ........................        37
Shares Eligible for Future Sale ..............        43
Underwriting .................................        45
Legal Matters ................................        48
Experts ......................................        48
Enforceability of Civil Liabilities ..........        48
Additional Information .......................        48
Index to Financial Statements ................       F-1

                   ----------------------------------------

       UNTIL 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

================================================================================






================================================================================

                            250,000 CLASS A WARRANTS
                                      AND
                            250,000 ORDINARY SHARES



                               [GRAPHIC OMITTED]



             -----------------------------------------------------
                                   PROSPECTUS
            -----------------------------------------------------



                                          , 1998




================================================================================

                                    PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses to be incurred by the Registrant in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts are estimated, except the Securities and Exchange Commission registration fee and the National Association of Securities Dealers, Inc.

filing fee:


       SEC registration fee ...........................   $   8,614.74
       National Association of Securities Dealers, Inc.
        filing fee ....................................   $   3,420.27
       Blue Sky fees and expenses .....................   $  25,000.00
       Boston Stock Exchange listing fee ..............   $  15,000.00
       Nasdaq listing fee .............................   $  10,000.00
       Accounting fees and expenses ...................   $ 100,000.00
       Legal fees and expenses ........................   $ 250,000.00
       Printing and engraving expenses ................   $  75,000.00
       Registrar and Transfer Agent's fees ............   $   5,000.00
       Miscellaneous ..................................   $  42,964.99
                                                          ------------
          Total .......................................   $ 535,000.00
                                                          ============

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Cyprus law and the Company's Articles of Association both provide that every director and officer of the Company shall be indemnified against all costs, charges, expenses, losses and liabilities which he may incur or sustain in, about or in relation to the execution of his office and, in particular without limiting the foregoing, against any liability incurred by him in defending any proceedings in relation to the affairs of the Company in which judgment is given in his favor or in which he is acquitted or in connection with any application under the law in which relief is granted to him by the court from liability in relation to the affairs of the Company. Such indemnification will be available if the indemnitiee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. The Company's Articles of Association also provide that the Company may purchase and maintain for any director or officer of the Company insurance against any liability which would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the Company.

     The Underwriting Agreement provides for indemnification by the Underwriters of the Registrant and its directors and officers for certain liabilities, including liabilities arising under the Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     Within the past three years, the Company has issued and sold the following securities that were not registered under the Securities Act of 1933, as amended (the "Act"), in each case in reliance on an exemption from required registration pursuant to Section 4(2) or Rule 701 of the Act or Regulation S promulgated under the Act:



     The Company has issued 4,410,000 Ordinary Shares to Drofan Trading, Ltd, including nominees holding shares for the benefit of Drofan Trading, Ltd.), of which 1,000 Ordinary Shares were issued in April 1996, and the balance were issued in January 1998 See "Note 4 to Notes to Financial Statements." This issuance was exempt from the registration requirements of the Act pursuant to Regulation S.

     The Company issued an aggregate of 500,000 Ordinary Shares to three Polish scientists in January 1998. These shares were issued pursuant to a Technology Assignment Agreement between the Company and the aforementioned persons, dated September 30, 1997. Under the Technology Assignment Agreement dated September 1997, the Company was committed to the issue of the 500,000 shares to the Polish Scientists and the fair value attributed to the later issue of those shares in January 1998 was based on the estimated fair value of the Company's shares at September 1997, being the date on which the obligations arose. The issuance of these shares was exempt from the registration requirements of the Act pursuant to Regulation S.

     The  Company  issued an  aggregate  of 50,000  Ordinary  Shares to  Ioannis
Papaioannou (25,000 Ordinary Shares), and Andreas Skentzos-Kalligeris (25,000 Ordinary Shares), which shares were issued on January 15, 1998 in consideration for services rendered and to be rendered. The issuance of these shares was exempt from the registration requirements of the Act pursuant to Regulation S.

     The Company issued an aggregate of 40,000 Ordinary Shares to three non-officer employees of the Company on January 15, 1998 in consideration for employment services rendered and to be rendered. The issuance of 25,000 of these shares was exempt from the registration requirements of the Act pursuant to Rule 701 and the issuance of 15,000 of these shares was exempt from such registration requirements pursuant to Regulation S.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits


EXHIBIT NO.                                         DESCRIPTION OF DOCUMENT
--------------- -------------------------------------------------------------------------------

   1.1*         Form of Underwriting Agreement between the Company and the Representative.
 3.1*, 3.2*     Memorandum and Articles of Association of the Company, as amended.
   4.1*         Form of Common  Stock  Purchase  Warrant  Agreement  relating to
                Warrants issued by the Company in a private placement, concluded
                February 27, 1998 (the "Bridge Financing").
   4.2*         Form of Representative's Warrant.
   4.3*         Form of Class A Warrant Agreement.
   4.4*         Form of Lock-up Agreement between the Company's Affiliates and the Representative.
   4.5**        Specimen Ordinary Share Certificate.
   4.6**        Specimen Class A Warrant Certificate.
   5.1*         Opinion of Pelaghias, Christodoulou & Vrachas.
 8.1.1          Tax Opinion of Morrison Cohen Singer & Weinstein, LLP.
  10.1*         Technology  Assignment Agreement between the Company and Herling
                Applied Technologies, Inc., dated September 27, 1997.
  10.2*         Technology   Assignment   Agreement   between  the  Company  and
                Zielinski, Kosicka and Ksiazek, dated September 30, 1997.
  10.3*         Form of 12% Promissory Note issued in the Company's Bridge Financing.
  10.4*         Form of Process Technology License Agreement for the Company's Phosphogypsum Treat-
                ment Technology with option to license the CLM Production Technology.
  10.5*         Form of Process Technology License Agreement for the Company's Phosphogypsum Treat-
                ment Technology and the CLM Production Technology.
  10.6*         Form of 1998 Stock Option Plan of the Company.
  10.7          Form of Employment Agreement between the Company and Ira Kanarick.
  10.8          Form of Employment Agreement between the Company and Ioannis Papaioannou.
  23.1*         Consent of Pelaghias, Christodoulou & Vrachas (included in Exhibit 5.1).
  23.2          Consent of Morrison Cohen Singer & Weinstein, LLP (included in Exhibit 8.1.1).
  23.3          Consent of Coopers & Lybrand, independent auditors.
  23.4*         Consent of Pepper Hamilton LLP.
    24*         Power  of  Attorney  (filed  as  part of the  signature  page to initial filing of this Registration Statement).
    27*         Financial Data Schedule.


----------
 * Previously filed.

** To be filed upon amendment.

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement:

    (i)  To  include  any  prospectus   required  by  Section  10(a)(3)  of  the
         Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is a least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     (5) To provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 29, 1998.

                                 C.W. CHEMICAL WASTE TECHNOLOGIES LIMITED

                                 By: /s/ Ira H. Kanarick
                                     ------------------------------------------
                                     Ira H. Kanarick
                                     Chief Executive Officer

     Pursuant  to  the   Requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons on behalf of the Company and in the capacities and on the dates indicated below.



                NAME                                      TITLE                           DATE
------------------------------------   -------------------------------------------   --------------
    s/ Ira H. Kanarick                 Director and Chief Executive Officer          July 29, 1998
---------------------------             (Principal Executive Officer and Principal
    Ira H. Kanarick                     Finance Officer)



            *                          Director                                      July 29, 1998
---------------------------
Andreas Skentzos-Kalligeris



*By:  /s/ Ira H. Kanarick
---------------------------
          Ira H. Kanarick

as attorney  in-fact  pursuant to
power of attorney filed as part
of signature page to initial filing
of this registration statement


                                 EXHIBIT INDEX



EXHIBIT NO.                                  DESCRIPTION OF DOCUMENT                              PAGE
---------------   ----------------------------------------------------------------------------   -----
   1.1*           Form of Underwriting Agreement between the Company and the Rep-
                  resentative.
 3.1*, 3.2*       Memorandum and Articles of Association of the Company, as amended.
   4.1*           Form of Common Stock Purchase Warrant Agreement relating to War-
                  rants issued by the Company in a private placement,  concluded
                  February 27, 1998 (the "Bridge Financing").
   4.2*           Form of Representative's Warrant.
   4.3*           Form of Class A Warrant Agreement.
   4.4*           Form of Lock-up Agreement between the Company's Affiliates and the
                  Representative.
   4.5**          Specimen Ordinary Share Certificate.
   4.6**          Specimen Class A Warrant Certificate.
   5.1*           Opinion of Pelaghias, Christodoulou & Vrachas.
 8.1.1            Tax Opinion of Morrison Cohen Singer & Weinstein, LLP.
  10.1*           Technology Assignment Agreement between the Company and Herling
                  Applied Technologies, Inc., dated September 27, 1997.
  10.2*           Technology Assignment Agreement between the Company and Zielinski,
                  Kosicka and Ksiazek, dated September 30, 1997.
  10.3*           Form of 12% Promissory Note issued in the Company's Bridge Financing.
  10.4*           Form of Process Technology License Agreement for the Company's
                  Phosphogypsum  Treatment Technology with option to license the
                  CLM Production Technology.
  10.5*           Form of Process Technology License Agreement for the Company's
                  Phosphogypsum Treatment Technology and the CLM Production Tech-
                  nology.
  10.6*           Form of 1998 Stock Option Plan of the Company.
  10.7            Form of Employment Agreement between the Company and Ira Kanarick.
  10.8            Form of Employment Agreement between the Company and Ioannis
                  Papaioannou.
  23.1*           Consent of Pelaghias, Christodoulou & Vrachas (included in Exhibit 5.1).
  23.2            Consent of Morrison Cohen Singer & Weinstein, LLP (included in Ex-
                  hibit 8.1.1).
  23.3            Consent of Coopers & Lybrand, independent auditors.
  23.4*           Consent of Pepper Hamilton LLP.
    24*           Power of Attorney (filed as part of the signature page to initial filing of this Registration Statement).
    27*           Financial Data Schedule.


----------
 * Previously filed.

** To be filed upon amendment.